UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF NEW JERSEY

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In re:

THE CLARIDGE HOTEL AND CASINO CORPORATION and
THE CLARIDGE AT PARK PLACE, INCORPORATED,
                                                            Chapter 11
                                                            Jointly
                                                            Administered
                                                            Case   No.
                                                            99-17399

                           Debtors.
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In re:

ATLANTIC CITY BOARDWALK ASSOCIATES, L.P.,
                                                            Chapter 11
                                                            Case No.  99-18903
                           Debtor.
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  DISCLOSURE STATEMENT PURSUANT TO 11 U.S.C. SS. 1125 REGARDING JOINT PLAN OF
  REORGANIZATION FOR DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY GB HOLDINGS, INC.

                                      GIBBONS, DEL DEO, DOLAN,
                                      GRIFFINGER & VECCHIONE
                                      A Professional Corporation
                                      One Riverfront Plaza
                                      Newark, New Jersey  07102-5497
                                      (973) 596-4500
                                      Attorneys for GB Holdings, Inc.
                                      JL-6065


                                      BERLACK,   ISRAELS  & LIBERMAN
                                      120   West 45th Street
                                      New York, New York  10036
                                      (212)704-0100
                                      Special Counsel to GB Holdings, Inc.

                                 I. INTRODUCTION

         GB HOLDINGS, INC. ("HOLDINGS" OR "PROPONENT"), A DELAWARE CORPORATION, AND THE PARENT CORPORATION OF GREATE BAY HOTEL AND CASINO, INC. ("GBHC"), OWNER OF THE SANDS HOTEL AND CASINO, PROVIDES THIS DISCLOSURE STATEMENT ("DISCLOSURE STATEMENT") TO DISCLOSE INFORMATION DEEMED TO BE MATERIAL, IMPORTANT AND NECESSARY FOR CREDITORS AND OTHER INTERESTED PARTIES TO ARRIVE AT A REASONABLY INFORMED DECISION IN EXERCISING THEIR RIGHT TO VOTE FOR ACCEPTANCE OF THE JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY GB HOLDINGS, INC. (THE "SANDS PLAN"), WHICH IS PRESENTLY ON FILE WITH THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY. THE FOLLOWING INTRODUCTION AND SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS DISCLOSURE STATEMENT. REFERENCES TO THE "CLARIDGE DEBTORS" WILL MEAN THE CLARIDGE HOTEL AND CASINO CORPORATION (THE "CORPORATION") AND THE CLARIDGE AT PARK PLACE, INCORPORATED ("CPPI"). REFERENCES TO "ACBA" WILL MEAN ATLANTIC CITY BOARDWALK ASSOCIATES, L.P. REFERENCES TO THE "DEBTORS" WILL MEAN THE CORPORATION, CPPI AND ACBA. CERTAIN CAPITALIZED TERMS USED IN THIS DISCLOSURE STATEMENT ARE DEFINED IN THE SANDS PLAN, A COPY OF WHICH IS ATTACHED AS EXHIBIT 1 HERETO.

         Unless expressly noted to the contrary, all financial and other factual information concerning the Debtors set forth in this Disclosure Statement has been obtained from representations, records, reports or other documents made or prepared by the Debtors. Holdings has not independently verified such information and makes no representations as to the accuracy or completeness of such information. Holdings disclaims any and all liability and responsibility in connection with the reliance of any person upon such information.

--------------------------------------------------------------------------------
FOR THE REASONS SET FORTH HEREIN, HOLDINGS STRONGLY RECOMMENDS THE SANDS PLAN AND URGES ALL HOLDERS OF GENERAL UNSECURED CLAIMS IN CLASSES 4 AND 5 AND ALL HOLDERS OF FIRST MORTGAGE NOTES IN CLASS 3 TO VOTE TO ACCEPT THE SANDS PLAN.

--------------------------------------------------------------------------------

                                    OVERVIEW

Competing Plans

         You should note that Park Place Entertainment Corporation ("Park Place"), which had unsuccessfully sought confirmation of a plan of reorganization in the chapter 11 bankruptcy cases of Holdings and two affiliates, has filed a plan of reorganization in this case, pursuant to which, inter alia, Park Place would acquire the Claridge Hotel and Casino. For the following reasons, Holdings believes that the Sands Plan is superior to Park Place's plan:

         (i) Holdings believes that the Sands Plan distributes higher value to Holders of First Mortgage Notes and other creditors;

         (ii) The Sands Plan provides Holders of First Mortgage Notes with common stock of Holdings and, thus, will allow such Holders to participate in any increase in the value of Holdings;

         (iii) The Sands Plan provides for a distribution to unsecured creditors of at least a 75% dividend in cash on the Effective Date;

         (iv) While Holdings plants to consolidate some of the operating departments of the Sands and the Claridge, Holdings intends to keep the casino of the Claridge in operation and strongly believes that Park Place plans to close the casino with all of the attendant disruption to the Claridge work-force and loss of business to the trade; and

         (v) Park Place has described itself as the world's largest gaming company and already operates four casinos under three casino licenses in Atlantic City, wielding significant purchasing power. Accordingly, confirmation of the Sands Plan would avoid adding a fifth casino to Park Place's realm, augmenting its purchasing power and allowing it to achieve cost savings and synergies on the back of the trade.

         Although the First Mortgage Noteholders Committee has announced its support for Park Place's plan, .Carl C. Icahn ("Icahn"), the largest beneficial Holder of First Mortgage Notes, has advised Holdings that he believes that the First Mortgage Noteholders' Committee ("BH Committee") has breached its fiduciary duty to represent the interests of the Holders of the First Mortgage Notes as a group because he believes that the BH Committee is representing the interests of certain holders who have expressed an unalterable preference for a cash distribution rather than any other recovery

         OVERVIEW OF THE SANDS PLAN

         On August 16, 1999, the Corporation and CPPI filed separate voluntary petitions for relief under Chapter 11, Title 11, United States Code, 11 U.S.C. ss.ss. 101--1330 (the "Bankruptcy Code"). On October 5, 1999, ACBA filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. The
Debtors continue to operate their businesses and manage their properties pursuant to Sections I 107(a) and 1108 of the Bankruptcy Code as debtors-in-possession.

         On _______________________ 200__ (the "Approval Date"), after notice to the Debtors' creditors and other parties in interest and a hearing, the Bankruptcy Court approved this Disclosure Statement for use in connection with solicitation of acceptances of the Sands Plan. The Bankruptcy Court found that the Disclosure Statement contains adequate information to enable a reasonable investor typical of members of each class being solicited, to make an informed judgment as to whether to accept or reject the Sands Plan. The Bankruptcy Court's approval of this Disclosure Statement, however, does not constitute a recommendation by the Bankruptcy Court either for or against the Sands Plan. The Approval Date is the record date for purposes of determining holders of claims entitled to vote on the Sands Plan.

         This Disclosure Statement describes the Sands Plan. The Sands Plan provides, among other things, that holders of First Mortgage Notes shall receive a pro rata distribution of: (i) 5,652,000 shares of the common stock of Holdings (the "Sands Common Stock"), valued at $14.00 per share (which is the projected value of the stock of the consolidated Sands-Claridge entity) and (ii) Cash, in the estimated amount of $2,500,000, currently held by, or previously distributed to, the Indenture Trustee for the benefit of the Holders of First Mortgage Notes. It is anticipated that the proposed distribution of stock and cash will provide the holders of First Mortgage Note Claims with a recovery of approximately 90.25% of their Allowed Claims.

         The trade and other unsecured creditors of CPPI and ACBA will receive on the Effective Date of the Sands Plan and in satisfaction of their claims, a distribution equal to 75% of the Allowed amount of their claims or such greater amount as the Bankruptcy Court determines is permissible without violating the prohibition under the Bankruptcy Court against unfair discrimination in the treatment of claims.

         The structure of the transactions contemplated by the Sands Plan is as follows:

         (i) Prior to the Effective Date of the Sands Plan, Holdings will establish a wholly-owned subsidiary (hereinafter, "Acquisition") to acquire all of the assets of CPPI on the Effective Date, including those assets CPPI will have acquired from ACBA, as set forth below. Acquisition will thereafter own all of the Assets of CPPI and ACBA, including, but not limited to their hotel and casino properties, all other hotel related assets, the parking structure and related property and assets, all slots, table games and other related gaming assets, cash, causes of action all other current and non-current assets, and all escrowed cash held by the Indenture Trustee.

         (ii) Prior to the Effective Date, Holdings shall have issued and transferred to Acquisition the Sands Common Stock to be transferred to the indenture Trustee for ultimate distribution to the Holders of First Mortgage Notes on account of their claims.

         (iii) On the Effective Date, (a) the ACBA Interests outstanding immediately prior to the Effective Date will be canceled; and (b) any and all claims of CPPI against ACBA (collectively, "Intercompany Claims"), including those arising under the Wraparound Note, the FF&E Notes and any other obligations of ACBA to CPPI, in proportion to the unpaid balances of such obligations, shall be deemed to have been settled and compromised pursuant to a compromise ("Intercompany Claim Settlement"), whereby CPPI will wave its claims against ACBA in exchange for which ACBA will release any claims it might have against CPPI and sell transfer, convey and assign, without recourse, all of its right, title and interest in and to its Assets, including, without limitations, the Hotel Assets, to CPPI free and clear of any liens, claims, or encumbrances or interests (except with respect to any liens or encumbrances classified in Class 2 or Class 3 or otherwise expressly assumed pursuant to this Plan by Acquisition in writing prior to the Effective Date, provided, however, that liens, claims and encumbrances held by Holders of Class 3 Claims will be discharged by the distribution to such Holders for which the Sands Plan provides). Certain agreements between ACBA and third parties will be assumed and assigned and transferred to Acquisition.

         (iv) On the Effective Date, Acquisition will acquire all of the assets of CPPI in exchange for the Sands Common Stock which will be distributed to the Disbursing Agent for ultimate distribution to the Holders of First Mortgage Notes according to the terms of the Sands Plan.

         (v) On the Effective Date, the CPPI Interests will be distributed to the Indenture Trustee and deemed cancelled; and

         (vi) On the Effective Date, the Chapter 11 case of the Corporation will
be  dismissed  (subparagraphs  (i)  through  (vi)  above,  being,   hereinafter,
collectively, the "Basic Structure").

         In proposing the Basic Structure, Holdings has assumed that the proposed transfer of ACBA's assets will not be found to be invalid and that there will be an impaired class of creditors of ACBA accepting the Sands Plan. In the event that it is determined that the transfer of ACBA's assets to CPPI as set forth above is invalid, the Sands Plan will be deemed to be modified and amended as a first alternative (the "First Alternative") to provide for Acquisition to purchase the assets of CPPI and ACBA directly from those entities for Sands Common Stock. The consideration to be paid for the assets of CPPI and ACBA will be determined by averaging the appraisals of the assets of CPPI and ACBA previously prepared by PricewaterhouseCoopers, LLP and GVA Marquette Advisors. The consideration will then be apportioned between CPPI and ACBA based upon the relative value of their respective assets. On behalf of the Holders of the First Mortgage Notes, CPPI will then foreclose on the assets of ACBA, which at that point, will consist only of ACBA's share of the Sands Common Stock. Following the foreclosure, ACBA's bankrutpcy case will be dismissed and, as with the Basic Structure, the Sands Common Stock will be distributed to a Disbursing Agent for ultimate distribution to the holders of the First Mortgage Notes according to the terms of the Sands Plan.

         In the event that there is no impaired class of creditors of ACBA accepting the Sands Plan, as a second alternative (the "Second Alternative"), the Sands Plan will be deemed modified to provide for the substantive consolidation of the bankruptcy Estates of CPPI and ACBA. Upon the substantive consolidation of the two Estates, Acquisition will acquire the assets of CPPI and ACBA in exchange for the Sands Common Stock, with the amount of the consideration necessary for the purchase to be determined by averaging the appraisals of the assets of the two entities by GVA Marquette Advisors and PricewaterhouseCoopers, LLC. As with the Basic Structure and the First Alternative, the Sands Common Stock will be distributed to the Disbursing Agent for ultimate distribution to the Holders of the First Mortgage Notes according to the terms of the Sands Plan.

         Under either the Basic Structure, or the First or Second Alternatives, as soon as practicable after CPPI's assets are transferred to Acquisition, the CPPI Interests will be distributed to the Indenture Trustee for the First Mortgage Notes and deemed cancelled.

         Under either of the First or Second Alternatives, only the form of the transaction by which the holders of First Mortgage Note Claims will receive their distributions will change. The amount of the distribution will not change.

SUMMARY OF THE TREATMENT OF CLAIMS AND INTERESTS UNDER THE SANDS PLAN

         The Sands Plan categorizes the Claims against and Interests in CPPI and ACBA that CPPI and ACBA, respectively, believe existed on the petition dates in their respective chapter 11 bankruptcy cases into nine classes. The Sands Plan also provides that expenses incurred by the CPPI and ACBA during their repective Chapter 11 cases will be paid in full and specifies the manner in which the Claims and Interests in each class are to be treated. To the extent that the terms of this Disclosure Statement vary with the terms of the Sands Plan, the terms of the Sands Plan shall be controlling. The table below provides a summary of the classification and treatment of Claims and Interests relating to the CPPI and ACBA under the Sands Plan:



CLASS    TYPE OF CLAIM OR INTEREST    TREATMENT

N/A      Administrative  Expense      To be  paid,  to the  extent Allowed, in full in cash
         Claims                       on the Effective Date or within five days after such Claim
                                      comes Allowed.  With  respect  to   Administrative Expense Claims
                                      asserted against CPPI and ACBA, the source of payment
                                      of such claims shall be from cash on hand as of the Effective
                                      Date of the Plan.

N/A      Priority  Tax  Claims        To  be  paid,  to  the  extent
                                      Allowed,  in  full  in  cash  on,  at the  option  of
                                      Holdings,  (i) the later of the Effective Date or the
                                      date upon which such Claim  becomes an Allowed  Claim
                                      or (ii) in equal quarterly  installments of principal
                                      and interest over a period of six (6) years.

N/A      Indenture Trustee Fees and   On the Effective Date, in satisfaction of the Indenture
         Expenses                     Trustee's unpaid fees and expenses, the Indenture Trustee



                                       4





CLASS    TYPE OF CLAIM OR INTEREST    TREATMENT

         Expenses                     shall be entitled to reserve from the distribution of the Sands
                                      Common Stock for the benefit of the First Mortgage Note
                                      claimants a sufficient number of shares to satisfy in full the estimated $_________ in fees and expenses claimed by the
                                      Indenture Trustee.  Entities controlled by Icahn, who is the largest beneficial holder of the First Mortgage Notes, have advised that they believe that the fees and expenses claimed by the Indenture Trustee are patently unreasonable and expect to challenge the amount of fees and expenses claimed by the
                                      Indenture Trustee in a court of competent jurisdiction, including the Bankruptcy Court.  The shares of the Sands Common Stock that are not required to satisfy the Allowed amount of the
                                      Indenture Trustee's fees and expenses shall ultimately be
                                      released to the holders of Class 3 Claims.

N/A         Intercompany Claims       Effective on the Effective Date, the Intercompany Claims will be compromised and settled according to the terms of the
                                      Intercompany Claims Settlement.  CPPI will waive and release any and all claims it may hold against ACBA arising under the
                                      Wraparound Note, the FF&E Notes or otherwise, in exchange
                                      for which release and waiver, ACBA will release any claims it may have against CPPI and sell, transfer, convey and assign, without recourse, all of its right, title and interest in and to its
                                      Assets, including, without limitation, the Hotel Assets, to CPPI free and clear of any liens, claims, encumbrances or interests, other than any lien classified in Class 2, which will then be dealt with under the Sands Plan in Class 2, or asserted by or on behalf of the holders of the First Mortgage Notes, which lien will then be released, extinguished and waived in accordance with the treatment afforded holders of Allowed Class 3 Claims under the Sands Plan.  The Operating Leases will terminate without liability.  After a consideration of such factors as (i)
                                      likely difficulties in the collection of any claim against ACBA,
                                      (ii) the complexity inherent in such collection efforts; (iii) the expense, inconvenience and delay necessarily inherent in
                                      collecting such a claim and (iv) the demonstrated benefits of the
                                      Sands Plan to the creditors of both CPPI and ACBA,  Holdings has concluded and is prepared to demonstrate that the
                                      Intercompany Claims Settlement is fair and reasonable and is in the best interests of the bankruptcy Estate of CPPI and ACBA.
                                      Notwithstanding the Intercompany Claims Settlement, any
                                      Intercompany Claim of CPPI against the Corporation shall not be affected by the Sands Plan.

1         Priority Claims             Unimpaired. To be paid, to the extent Allowed, in full in cash plus applicable interest or other charges on the later of (i) the
                                      Effective Date or (ii) the date upon which such Claim becomes



                                       5





CLASS    TYPE OF CLAIM OR INTEREST    TREATMENT

                                      an Allowed Claim.

2        Miscellaneous Secured
         Claims                       Unimpaired.  At  Holdings' sole option, the holder of such an
                                      Allowed Claim will receive (I) the unaltered legal, equitable and contractual rights to which such Miscellaneous Secured
                                      Claim entitles the holder thereof, (ii) such other treatment that will render such Miscellaneous Secured Claim unimpaired
                                      under Section 1124 of the Bankruptcy Code, (iii) all collateral securing such Miscellaneous Secured Claim will be transferred and surrendered to the holder without representation or
                                      warranty by or recourse against the Debtors or (iv) other
                                      treatment agreed to by the Proponent and the holder of such
                                      Claim.

3        First Mortgage Note
         Claims                       Impaired.  On the Effective Date, the holder of such Allowed
                                      Claims will receive a pro rata share of  (i)  5,652,000 shares of
                                      Sands Common Stock, valued at $14.00 per share (or
                                      approximately $79,125,000), and (ii) an estimated $2,500,000 in Cash currently held by, or previously distributed to, the
                                      Indenture Trustee for the benefit of the Holders of First
                                      Mortgage Notes.  It is anticipated that the proposed distribution to Holders of Allowed Class 3 Claims will provide the Holders of Allowed Class 3 Claims with a recovery of approximately
                                      90.25% of their Allowed Claims.

4        General CPPI Claims          Impaired.  On the Effective Date of the Sands Plan, each Holder of such an Allowed Claim will receive a distribution, in Cash of an amount equal to 75% of the Holder's Allowed Claims, or
                                      such greater amount as the Bankruptcy Court permits.

5        General ACBA Claims          Impaired.  On the Effective Date of the Sands Plan, each Holder of such an Allowed Claim will receive a distribution, in Cash of an amount equal to 75% of the Holder's Allowed Claims, or
                                      such greater amount as the Bankruptcy Court permits.

6        Contingent Payment Rights
         Claims                       Impaired.  On the Effective Date, all such Allowed Claims shall be extinguished and no distribution will be made in respect to such Claims.  Holders of these claims consist of Releasing
                                      Investors.

7        Contingent Payment Claims    Impaired.  On the Effective Date, all such Allowed Claims shall be extinguished and no distributions will be made in respect to such Claims, including any Allowed Claims arising out of or in connection with the Debtor's rejection of the Restructuring
                                      Agreement.  Holders of these claims consist of Webb, or its successors and assigns.



                                       6





CLASS    TYPE OF CLAIM  OR INTEREST                  TREATMENT

8        CPPI Interests Impaired.     As soon as practicable after
                                      the  transfer of CPPI's  assets to  Acquisition,  the
                                      CPPI  Interests  will be distributed to the Indenture
                                      Trustee and deemed cancelled.

9        ACBA Interests               Impaired.  On the Effective Date, all ACBA Interests will be extinguished, and no distribution will be made in respect of such ACBA Interests.



         For a more detailed description of the treatment of the foregoing classes of Claims and Interests, see "Summary of the Sands Plan - Classification of Claims and Interests Under the Sands Plan."

             CALCULATION OF FIRST MORTGAGE NOTES ESTIMATED RECOVERY

         On the Petition Date, the First Mortgage Notes were outstanding in the principal amount of $85,000,000, plus accrued interest of $5,440,000. Certain cash amounts were tendered to, or are otherwised being held in escrow by, the Indenture Trustee, for the benefit of the Holders of First Mortgage Notes in the estimated amount of $2,500,000 ("Cash Distribution"). Holdings will issue to Acquisition 5,652,000 shares of Sands Common Stock to be used, together with the Cash Distribution, for the payment of the Allowed Claims of the Holders of First Mortgage Notes. Holdings believes that the Sands Common Stock has a value of no less than $14.00 per share or a total value of approximately $79,125,000. Holdings notes that the Bankruptcy Court placed a value on Holdings' stock in its chapter 11 bankruptcy case at a range from $11.00 to $14.00 per share. However, that valuation considered only the assets and operations of the Sands, and Holdings believes that the present $14.00 per share value is conservative when the assets and operations of a combined Sands/Claridge entity are considered. In that regard, Holdings values the Claridge Casino and Hotel assets at an enterprise value of approximately $55,000,000. Consequently, it is Holdings' position that, of the total aggregate $90,440,000, in pre-petition Class 3 Claims, approximately $55,000,000 is secured, and the remainder, $35,440,000 constitutes the unsecured Deficiency Claim. Accordingly, under the Sands Plan, the distribution for the benefit of the Holders of Class 3 claims consists of the Sands Common Stock and the Cash Distribution having a value equal to approximately 90.25% of their total Allowed Claims. Such a dividend would fully pay the secured claim of Holders of Class 3 Claims and provide a dividend of approximately 75% of their Unsecured Deficiency Claims.

          CALCULATION OF GENERAL UNSECURED CREDITORS ESTIMATED RECOVERY

         Based upon estimates provided by the Debtors, after the claims review and objection process has been completed, a total of $5.5 million in General Unsecured Claims will be Allowed. This is an estimate only and is not a guarantee of results. General Unsecured Creditors' sole source of recovery will be Cash supplied by Holdings. Holdings proposes to pay Unsecured Creditors a dividend of at least 75% of their claims or such greater percentage as the Bankruptcy Court allows.

                                 II. BACKGROUND

THE SANDS

         The Sands Hotel and Casino is one of twelve operating casinos in Atlantic City, New Jersey. The Sands is located on approximately 4.8 acres of land, one-half block from the boardwalk and immediately adjacent to the Claridge Hotel and Casino. The Sands consists of a casino and simulcasting facility, which contains approximately 2,000 slot machines and 90 table games; a hotel with 532 rooms, six restaurants, two cocktail lounges and two private lounges; an 800-seat cabaret theatre; retail space; an adjacent nine-story executive building; a "People Mover", an elevated, enclosed, one-way moving sidewalk connecting the Sands and the Claridge to the boardwalk, and parking for about 1,750 vehicles.

         On January 5, 1998, Holdings and its wholly owned subsidiaries, GBHC and GB Property Funding Corporation ("Funding") filed separate voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Holdings' sole material asset is its stock in its subsidiaries, plus cash in the approximate amount of $59,600,000 at September 30, 2000.

         As with these proceedings, the chapter 11 cases of Holdings, GBHC and Funding (collectively, the "Sands Debtors") were pending before the United States Bankruptcy Court for the District of New Jersey. On the petition date, the Sands Debtors were obligated on certain 10-7/8% First Mortgage Notes due
January 15, 2004 in the principal amount of $182,500,000 (the "Old Notes""), plus accrued interest.

         The Sands Debtors had originaly filed and pursued a so-called "Stand-Alone Plan," under which holders of the Old Notes would receive $80 million of new secured notes, bearing interest at 10%, and would receive all of the equity of the reorganized Sands Debtors. General unsecured claimants would receive payments equal to 60% of their Claims over the course of five years, amounting to a present value dividend of approximately 50%. The Sands Debtors' stand-alone plan was supported by High River, an entity controlled by Icahn,but was opposed by another large bondholder, Merrill Lynch Asset Management ("MLAM") for various reasons, including the prospect that the distribution to Old Noteholders of all the equity of the reorganized Sands Debtors would cause MLAM to hold approximately 38% of the newly issued shares of stock. MLAM, as an institutional investor in gaming securities, could not hold more than 10% of the shares of stock of a gaming enterprise in the State of New Jersey without being qualified or obtaining a waiver of qualifications. N.J.S.A. 5:12-85(f). MLAM, as a non-operational investor, did not intend to seek qualification in New Jersey for stock ownership and believed that the limitation on equity ownership for institutional investor exemption by the Casino Control Commission was approximately 20%. MLAM determined to seek another plan proponent, and succeeded, in or about October 1999, in interesting Park Place Entertainment Corporation ("Park Place") in becoming such a proponent.

         On November 3, 1999, counsel for MLAM conveyed the basic terms of the proposed Park Place plan to the Sands Debtors, requesting the Sands Debtors' support for the plan. The Sands Debtors responded by seeking and obtaining from the court a suspension of the confirmation hearing on the Stand-Alone Plan to allow the Sand Debtors to engage in a due diligence process. During that process, the Sands Debtors successfully encouraged Icahn and his affiliate, High River, and Park Place, to engage in a bidding process to maximize the return to the estate. When it became apparent that competing plans would be submitted by High River, and by Park Place, the Court directed High River and Park Place to file competing plans and disclosure statements by January 18, 2000, which they did. The Official Committee of Unsecured Creditors (the "Committee") joined in a joint plan as a proponent with High River. The Sands Debtors were also directed to file a master disclosure statement, which was also provided. Following several revisions, the three disclosure statements were approved and forwarded to the creditors.

         After reviewing the competing plans of the Committee/High River and Park Place, the Sands Debtors announced their support of the Committee/High River Plan. The Sands Debtors supported the Committee/High River Plan throughout the plan voting and confirmation process, because the Sands Debtors believed that, notwithstanding the promised 100% return to the unsecured creditors by
Park Place, the 80% dividend to the unsecured creditors in the the Committee/High River plan was more reliable. Ultimately, the Bankruptcy Court vindicated the belief of the Sands Debtors and concluded that the Committee/High River plan could pay the unsecured creditors the 80% dividend that was promised, but that Park Place, whose plan was rejected by the Bankruptcy Court, could only have paid approximately 66% of the proposed dividend to unsecured creditors were its plan confirmed, which it was not.

         Holdings notes that Park Place, in an apparent attempt to sway the votes of the unsecured creditors of the Debtors, has now promised a dividend to unsecured creditors, which Holdings does not believe the Bankruptcy Code permits. However, as before, the Park Place Plan has a provision which will allow it to pay less if the Bankruptcy Court agrees that Park Place may not legally pay unsecured creditors the amount it has promised.

         After voting, in which, among other things, the bondholders did not approve either plan by the necessary majorities but the Unsecured Creditors approved the High River/Committee Plan by the necessary majorities and did not approve the Park Place Plan, and by Order dated August 11, 2000, the Bankruptcy Court confirmed the Modified Fifth Amended Joint Plan of Reorganization Under the Bankruptcy Code Proposed by the Committee and High River (the "Committee/High River Plan") and rejected the Park Place Plan. The Order was entered in reliance upon a July 28, 2000 Opinion ("Opinion"). The Bankruptcy Court concluded that the Committee/High River Plan provided more value to creditors and other interests and was therefore preferrable over the Park Place Plan. On September 13, 2000, the New Jersey Casino Control Commission (the "Commission") approved the Committee/High River Plan. All conditions precedent to the effectiveness of the Committee/High Plan were either waived or were satisfied as of September 29, 2000 (the "Effective Date").

         As a result of the transactions comtemplated under the Committee/High River Plan, Icahn, through several wholly owned entities, acquired 46.25% of the ten million shares of new common stock of Holdings, i.e., the Sands Common Stock, in exchange for which Holdings received a cash infusion of $65 million. In addition, pursuant to the Committee/High River Plan, Holdings was required to issue the remaining 53.75% of Sands Common Stock to the former holders of the Old Notes on a pro rata basis. Because of his ownership of Old Notes, Icahn received approximately 18.5% of the Sands Common Stock as his share of the pro rata distribution and, therefore, presently beneficially holds 64.7% of the Sands Common Stock. Holders of Old Notes were also to receive their pro rata share of new 11% first mortgage notes due 2004 in the principal amount of $110 million.

         VALUATION OF SANDS COMMON STOCK

         In its Opinion, the Bankruptcy Court was required to determine which plan provided the better treatment to creditors--the Committee/High River Plan or the Park Place Plan. To reach its conclusion, the Court, inter alia, considered under both plans the value at which the shares of Sands Common Stock would theoretically trade. In support of the restructuring process, the Sands Debtors retained an independent third party to determine, among other things, the value of the Sands Common Stock. This independent third party set the value of the equity between a range of $11 and $14 per share. The Bankruptcy Court, considering the testimony of that third party and others offered at the confirmation hearing on the Committee/High River Plan, accepted this range and used the mid-point of $12.50 per share for the purpose of determining the value of the unsecured portion of the claim of the holders of the Old Notes.

         Sands-Claridge Consolidation

         As a result of the $65 million cash infusion, the Sands Debtors wereconsidering a business plan to build additional hotel rooms, and to reconfigure the gaming floors and expand its hotel-casino footprint lowrise to its newly constructed entrance to its property from Pacific Avenue, which opened in June, 2000, by constructing a planned 3-story addition to house an expanded casino floor, a new hotel lobby, meeting, exhibition and retail space and customer service space, and to convert the former hotel entrance to a covered bus arrival location.

         After it became apparent that the Claridge was not going forward with its own stand-alone plan but instead was being opened to bidding, Holdings began the necessary due diligence to determine the feasibility of the Sands acquiring Claridge and modifying its expansion plans to incorporate a joint Claridge-Sands entity. Holdings determined that such an entity would achieve substantial synergies through reductions in corporate overhead.

         The Sands Plan, in fact envisions the consolidation of certain operations at the Claridge with operations of the Sands in conjunction with a physical expansion of the Sands. The expansion of the Sands contemplates the opening in 2001 of a new three story low rise addition to the casino-hotel complex. The low rise would be constructed along the Pacific Avenue side of the existing property. The expansion would provide for additional gaming space to include additional slot machines, for meeting and exhibition space, and for other public space including certain customer service amentities and a new hotel front desk. The hotel entrace would be relocated from the existing entrance along Indiana Avenue, adjacent to the Claridge, to the area of the Sands new Pacific Avenue Porte Cochere and casino entrance. That new Pacific Avenue entrance was opened in June 2000 as part of an initial expansion project to provide the Sands with direct vehicular access from Pacific Avenue, the main thoroughfare in Atlantic City. The existing hotel entrance would be converted into a bus arrival area, which would improve service to Sands bus customers because the existing hotel entrance is covered by a roof and would protect bus passengers from the elements. At present, Sands bus passengers all disembark along Pop Lloyd Boulevard and are exposed to the elements. As reflected in the attached Statement of Operations, the Sands expects that the expansion will achieve increases in operation profits including, for example, that related to increased operating efficiencies from a centrally located check-in area and an integration of casino and hotel valet operations.

         With respect to the operating efficiencies from the consolidation between the Sands and the Claridge, the Sands does not expect that a combination of the two entities would provide it with an opportunity to achieve any significant cost savings in purchasing. The Sands has reviewed the EBITDA projections of the Claridge for 2000-2004 and has used that EBITDA as the base for its projections. The

Sands has adjusted that EBITDA by the amount, among other things, of expected material cost savings in the consolidation of certain operating departments and the elimination of duplicative functions. In order to achieve optimum revenue enhancements and expense savings from a partial combination of the operations, the Sands contemplates, subject to the receipt of necessary land use approvals, the construction of a connection between the Sands and the Claridge across Indiana Avenue. In formulating its projections, the Sands has assumed that the connection could be completed at or about the end of the first quarter of 2002, assuming an Effective Date of the Sands Plan on or before April 1, 2001.

THE CLARIDGE DEBTORS AND ACBA

         For a detailed discussion of the history, structure and debt structure and of the Claridge Debtors and ACBA, as well as the factors leading up to their bankruptcy filings, reference is made to their Debtors' First Amended Disclosure Statement filed in this case on or about May 19, 2000 ("Debtors' Disclosure Statement").

                III. REASONS FOR THE SOLICITATION; RECOMMENDATION

         The solicitation is being commenced at this time to receive the acceptances of all creditors of the Debtors entitled to vote to accept or reject the Sands Plan. Under the Sands Plan, Holders of the First Mortgage Notes will receive, inter alia, a pro rata amount of the Sands Common Stock which Holdings believes is the best alternative to Noteholders at this time. See "Alternatives to Confirmation and Consummation of the Sands Plan." Further, Holdings believes that any other plan is likely to require significant delays that will further diminish the value received by the Noteholders and the Debtors' other creditors. As noted above, the Claridge Debtors have not been able to locate other prospective buyers of the Claridge, except that the financial advisor to the First Mortgage Notes Noteholders' Committee solicited an offer from Park Place and Park Place has proposed a competing plan of reorganization for all three of CPPI, ACBA and the Corporation. Holdings believes that the Sands Plan has the most favorable terms available to the creditors of CPPI and ACBA or to CPPI or ACBA and, if the Sands Plan is accepted by the Persons entitled to vote thereon, the pendency of the bankruptcy cases should be significantly shortened and the administration of such cases should be simplified and made less costly.

         IN LIGHT OF THE BENEFITS TO BE ATTAINED BY THE PERSONS ENTITLED TO VOTE TO ACCEPT OR REJECT THE SANDS PLAN PURSUANT TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE SANDS PLAN, HOLDINGS RECOMMENDS THAT YOU VOTE TO ACCEPT THE SANDS PLAN.

             IV. THE SANDS PLAN - VOTING INSTRUCTIONS AND PROCEDURES

GENERAL

         Holdings is seeking the acceptance of the Sands Plan by the creditors of CPPI and ACBA entitled to vote thereon, and this Disclosure Statement, together with the accompanying Ballot, is being furnished to such persons in connection with such solicitation. THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON OR USED FOR ANY PURPOSE BY ANY PERSON OTHER THAN TO DETERMINE WHETHER OR NOT TO VOTE TO ACCEPT OR REJECT THE SANDS PLAN.

VOTING DEADLINE

         The Voting Deadline, after which Ballots and master Ballots (in the case of a brokerage firm or other nominee holder of First Mortgage Notes in its own name on behalf of a beneficial owner) with respect to the Sands Plan will not be accepted by Holdings, is 5:00 p.m., Eastern Standard Time, on _________, 2001. Except to the extent the Holdings so determine or as permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be accepted or used by the Holdings in connection with the Holding' request for confirmation of the Sands Plan (or any permitted modification thereof). Holdings reserves the right to amend or modify the terms of the Sands Plan or waive any of the conditions thereto, subject to the requirements of the Bankruptcy Code and to such other consents as may be required under the Sands Plan, if and to the extent that Holdings determines that such amendments or modifications are necessary or desirable to complete the Sands Plan. Holdings will give the Persons entitled to vote on the Sands Plan such notice of amendments and modifications as may be required by the Sands Plan or by applicable law.

VOTING PROCEDURES PARTICULAR TO NOTEHOLDERS

         Holdings is providing copies of this Disclosure Statement, Ballots, and where appropriate, master Ballots, to all registered Noteholders as of the Approval Date. Noteholders who hold First Mortgage Notes otherwise than for their own account (E.G., brokerage firms, banks, trust companies or other nominees) should promptly provide copies of this Disclosure Statement and appropriate Ballots to customers and to Beneficial Owners. Any Beneficial Owner of First Mortgage Notes who has not received a Ballot should contact their nominee or Holdings.

         (A) BENEFICIAL OWNERS OF FIRST MORTGAGE NOTES

         For purposes of voting to accept or reject the Sands Plan, the Beneficial Owners of First Mortgage Notes will be deemed to be the "holders" of the Claims represented by such First Mortgage Notes. Beneficial Owners holding First Mortgage Notes in "street name" through a brokerage firm, bank, trust company or other nominee can vote only by following these instructions:

         1.       Fill in all the applicable information on the Ballot;

         2. Sign the Ballot (unless the Ballot has already been signed by the brokerage firm, bank, trust companyor other nominee); and

         3. Return the Ballot to your brokerage firm, bank, trust company or other nominee as soon as possible (but in any event at least one Business Day before the Voting Deadline). If you have any questions, contact Holdings or your brokerage firm, bank, trust company or other nominee for instructions.

         No Ballot submitted to a brokerage firm or proxy intermediary will be counted until such brokerage firm or proxy intermediary properly completes and delivers a corresponding master Ballot to Holdings (as discussed below).

         Any Beneficial Owners holding First Mortgage Notes of record in their own name (I.E., registered Noteholders) can vote by completing and signing the enclosed Ballot and returning it directly to Holdings on or before the Voting Deadline (using the enclosed self-addressed stamped envelope).

         If any Beneficial Owner owns First Mortgage Notes through more than one brokerage firm, bank, trust company or other nominee, such Beneficial Owner may receive multiple mailings containing the Ballots. Each Beneficial Owner should execute a separate Ballot for each block of First Mortgage Notes that it holds through a different nominee, for the aggregate amount of First Mortgage Notes that it beneficially owned as of the Approval Date through such nominee and return such Ballots to the respective nominees in the return envelope provided therewith.

         Beneficial Owners who execute multiple Ballots with respect to First Mortgage Notes held through more than one nominee must indicate on each Ballot the names of all such other nominees and the additional amounts of such First Mortgage Notes so held and voted.

         If a Beneficial Owner holds a portion of the First Mortgage Notes through a nominee and another portion as a record holder in its own name, such owner should follow the procedures described above to vote the portion held of record in its own name and separately follow the procedures described above to vote the portion held through a nominee or nominees.

         (B) BROKERAGE FIRMS, BANKS AND OTHER NOMINEES

         A brokerage firm which is the registered holder of First Mortgage Notes for more than one Beneficial Owner can vote on behalf of such Beneficial Owners by (i) distributing a copy of this Disclosure Statement and all appropriate Ballots to such Beneficial Owners, (ii) collecting such Ballots, (iii) completing a master Ballot compiling the votes and other information from the Ballots collected, and (iv) transmitting such master Ballot, together with the Ballots completed by the Beneficial Owners, to Holdings. A proxy intermediary acting on behalf of a brokerage firm or bank should also follow the procedures outlined in the preceding sentence.

         A bank, trust company or other nominee which is the registered holder of First Mortgage Notes for only a single Beneficial Owner can arrange for such Beneficial Owner to vote by executing the appropriate Ballot and by distributing a copy of the Disclosure Statement and such executed Ballot to such Beneficial Owner.

         (C) SECURITIES CLEARING AGENCIES

         To the extent that there are any securities clearing agencies among the registered Noteholders, Holdings expects that each of such clearing agencies will arrange for its respective participants to vote by executing an omnibus proxy in favor of such participants. As a result of the omnibus proxy, such participants will be authorized to vote in the name of such securities clearing agencies and would follow the relevant procedures outlined in the preceding paragraphs.

         (D) OTHER

         If a Ballot is signed by one or more trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should indicate such capacity when signing and, unless otherwise determined by Holdings, must submit proper evidence satisfactory to Holdings of their authority to so act.

         Holdings is not at this time requesting the delivery of, and will not accept, certificates evidencing the First Mortgage Notes. If the Bankruptcy Court confirms the Sands Plan, Holdings will, by the Effective Date, furnish all Noteholders with instructions (together with all appropriate materials) relating to the procedures for remitting First Mortgage Notes and receiving the Sands Common Stock in exchange therefor.

DEFECTS, IRREGULARITIES, ETC.

         Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance and revocation or withdrawal of Ballots will be determined by the Holdings in its sole discretion, whose determination will be final and binding. Unless the Ballot being furnished is timely submitted to Holdings on or prior to the Voting Deadline, together with any other documents required by such Ballot, Holdings may, in its sole discretion, reject such Ballot as invalid and, therefore, decline to use it in connection with seeking confirmation of the Sands Plan by the Bankruptcy Court. In the event of a dispute with respect to a Claim, any vote to accept or reject the Sands Plan cast with respect to such Claim will not be counted for purposes of determining whether the Sands Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise. As indicated below under "Withdrawal of Ballots," effective withdrawals of Ballots must be delivered to Holdings prior to the Voting Deadline. Holdings reserves the absolute right to contest the validity of any such withdrawal. Holdings also reserves the right to reject any and all Ballots not in proper form. Holdings further reserves the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and respective instructions thereto) by Holdings, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as Holdings (or the Bankruptcy Court) determine. Neither Holdings nor any other Person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

WITHDRAWALS OF BALLOTS; REVOCATION

         FOR YOUR BALLOT TO BE COUNTED, YOUR BALLOT MUST BE COMPLETED AS SET FORTH ABOVE AND RECEIVED BY THE VOTING DEADLINE (5:00 P.M., EASTERN STANDARD TIME, ON __________, 2001 UNLESS EXTENDED). BALLOTS SHOULD BE MAILED IN THE ENVELOPE PROVIDED WITH SUCH BALLOT TO: GB HOLDINGS, INC., c/o GREATE BAY HOTEL AND CASINO, INC., INDIANA AVENUE AND BRIGHTON PARK, ATLANTIC CITY, NEW JERSEY 08401, ATTENTION: _______________________.

         The Bankruptcy Court will hold a hearing (the "Confirmation Hearing') on confirmation of the Sands Plan, at which time the Bankruptcy Court will consider objections to confirmation of the Sands Plan, if any, commencing at ___ a.m., _____________, 2001, in Courtroom, United States Bankruptcy Court for the District of New Jersey, 401 Market Street, Camden, New Jersey 08102. The Confirmation Hearing may be adjourned from time to time without notice, other than the announcement of an adjourned date at the Confirmation Hearing. Objections to confirmation of the Sands Plan, if any, must be in writing and served and filed as described in "Acceptance and Confirmation of the Sands Plan
- Confirmation Hearing."

           V. DESCRIPTION OF CHAPTER 11 CASES OF THE CLARIDGE DEBTORS

CHAPTER 11 FILINGS

         For a description of the Chapter 11 cases of the Claridge Debtors, reference is made to the Debtors' Disclosure Statement.

                   VI. DESCRIPTION OF CHAPTER 11 CASE OF ACBA

         For a description of the ACBA Chapter 11 bankruptcy case, reference is made to the Debtors' Disclosure Statement.

                         VII. SUMMARY OF THE SANDS PLAN

         THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT PROVISIONS OF THE SANDS PLAN. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE SANDS PLAN WHICH IS ATTACHED TO THIS
DISCLOSURE  STATEMENT  AS  EXHIBIT  1. TO THE  EXTENT  THAT  THE  TERMS  OF THIS
DISCLOSURE STATEMENT VARY FROM THE TERMS OF THE SANDS PLAN, THE TERMS OF THE SANDS PLAN SHALL BE CONTROLLING.

         Holdings believes that under the Sands Plan, holders of Claims entitled to accept or otherwise reject the Sands Plan will obtain a recovery with a value that is in excess of what otherwise would be recovered by such holders if the assets of the Debtors were liquidated under Chapter 7. See "Acceptance And Confirmation Of The Sands Plan--Best Interests Test."

GENERAL

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders. Upon the filing of a petition for relief under Chapter 11, Section 362 of the Bankruptcy Code generally provides for an automatic stay of all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor's case under Chapter 11 or that otherwise interfere with the debtors' property or business.

         Formulation of a plan of reorganization is the principal objective of a Chapter 11 reorganization case. In general, a Chapter 11 plan of reorganization
(i) divides claims and equity interests into separate classes, (ii) specifies the property or distributions that each class is to receive under the plan and
(iii) contains other provisions necessary to the reorganization of the debtor. Chapter 11 does not require each holder of a claim or interest to vote in favor of the plan of reorganization for the bankruptcy court to confirm the plan. However, a plan or reorganization must be accepted by the holders of at least one impaired class of claims without considering the votes of Insiders (as defined in Section 101(31) of the Bankruptcy Code). Generally, a claim or interest that will not be repaid in full, or as to which legal, equitable or contractual rights are altered, is impaired. A holder of an impaired claim or interest that will receive a distribution under a plan of reorganization is entitled to vote to accept or reject the plan.

         Distributions to be made under the Sands Plan will be made on the Effective Date or as soon thereafter as is practicable, or at such other time or times specified in the Sands Plan.

VOTING ON THE SANDS PLAN

         HOLDERS OF CLAIMS ENTITLED TO VOTE

         As more fully described below, the Sands Plan designates nine separate classes of Claims and Interests. See "Summary Of The Sands Plan - Classification and Treatment of Claims and Interests Under the Sands Plan." Only classes that are impaired under the Sands Plan, but that are not deemed to have rejected the Sands Plan as a matter of law, are entitled to vote to accept or reject the Sands Plan.

Generally, a class of claims or interests is considered to be unimpaired under a plan of reorganization if the plan or reorganization does not alter the legal, equitable and contractual rights of the holders of such claims or interests. Under the Bankruptcy Code, holders of claims in an unimpaired class are conclusively presumed to have accepted a plan and are not entitled to vote to accept or reject a plan.

         The Claims in Classes 3, 4, and 5 are impaired under the Sands Plan and are receiving distributions under the Sands Plan and, therefore, the holders of Allowed Claims in these classes are entitled to vote to accept or reject the Sands Plan

         The Claims in Classes 6 and 7 and the Interests in Classes 8 and 9 are impaired, do not receive or retain any property under the Sands Plan and are deemed to reject the Sands Plan. Holders of these Claims and Interests will not be solicited for votes.

         The Claims in Classes 1and 2 are not impaired under the Sands Plan and are conclusively deemed to accept the Sands Plan. Holders of these Claims and Interests will not be solicited for votes.

         VOTE REQUIRED FOR CLASS ACCEPTANCE

         The Bankruptcy Court will determine whether sufficient acceptances have been received to confirm the Sands Plan. Classes 3, 4 and 5 will be deemed to accept the Sands Plan if the holders of Claims in these classes casting votes accepting the Sands Plan hold at least two-thirds in dollar amount and more than one-half in number of the Claims of the holders in these classes who cast votes with respect to the Sands Plan. Because classes 6, 7, 8 and 9 will not receive any distribution under the Sands Plan and thus will be conclusively presumed to have rejected the Sands Plan as a matter of law, Holdings must request that the Bankruptcy Court confirm the Sands Plan pursuant to Section 1129(b) of the Bankruptcy Code.

         For the Sands Plan to be confirmed, among other requirements, at least one class of impaired Claims as to each of CPPI and ACBA (if their bankuptcy Estates have not been substantively consolidated), determined without including any acceptances of the Sands Plan by any Insider, must have accepted the Sands Plan. If at least one of the classes of Claims as to each of CPPI and ACBA does not vote to accept the Sands Plan, Holdings will request the Bankruptcy Court to confirm the Sands Plan under Section 1129(b) of the Bankruptcy Code.

         For the Sands Plan to be confirmed, Holdings must show at the Confirmation Hearing that the requirements of the Bankruptcy Code, most notably
Section 1129 of the Bankruptcy Code, have been satisfied.. Among other things, Classes of claims and Interest must either vote to accept the Sands Plan or, absent that, Holdings must be able to show that the cram-down requirements contained in Section 1129(b) of the Bankruptcy Code have been satisfied.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE SANDS PLAN

         GENERAL

         The Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor's creditors and the interests of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim or interest of a creditor or equity holder in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class.

         Except to the extent that modification of classification in the Sands Plan adversely affects the treatment of a holder of a Claim and requires resolicitation, acceptance of the Sands Plan by any holder of a Claim pursuant to this solicitation will be deemed to be a consent to the Sands Plan's treatment of such holder regardless of the class as to which such holder is ultimately deemed to be a member. The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. Holdings believes that it has complied with the standard of Section 1122 of the Bankruptcy Code, equal treatment of similar claims.

         INDENTURE FEES AND EXPENSES

         The Indenture Trustee's fees and expenses to the extent they have not been paid from adequate protection payments received by the Indenture Trustee will be paid in full on the Effective Date to the extent such fees and expenses have been approved by the Bankruptcy Court, or to the extent that the Bankruptcy Court determines that such approval is not required, to the extent that such fees and expenses are reasonable. The Indenture Trustee has through , ___________ ___, 2000 paid fees and expenses that were incurred through earlier dates of approximately $____________ in these Chapter 11 cases and has incurred additional amounts which have not been billed to date and expects to incur additional fees and expenses in the future. You should note, however, that Holdings has been advised that High River has requested in writing that the Indenture Trustee provide a detailed explanation and break-down of the fees and expenses claimed and that the Indenture Trustee has not responded to High River's written request. You should also note that High River believes that the fees and expenses claimed by the Indenture Trustee are patently unreasonable and reserves its right to challenge those fees in a court of competent jurisdiction, including the Bankruptcy Court.

         On the Effective Date, in satisfaction of the Indenture Trustee's unpaid fees and expenses, the Indenture Trustee shall reserve from the distribution of Sands Common Stock to the First Mortgage Note claimants a sufficient number of shares to satisfy in full the estimated $_________ in fees and expenses claimed by the Indenture Trustee. The shares of the Sands Common Stock that are not required to satisfy the Allowed amount of the Indenture Trustee's fees and expenses shall ultimately be released to the holders of Class 3 Claims.

         ADMINISTRATIVE EXPENSE CLAIMS

         Administrative Expense Claims consist of the actual and necessary expenses incurred during the Chapter 11 cases. Such expenses include costs incurred in the operation of the Debtors' businesses after the commencement of their respective Chapter 11 cases, the actual, reasonable fees and expenses of professionals retained by the Debtors and any committee appointed in their Chapter 11 cases, postpetition taxes, if any, and certain other obligations arising after the commencement of the Chapter 11 cases, including, with respect to ACBA, fees and expenses to be incurred by it and its general partners in connection with the dissolution or winding-up of ACBA's affairs following the Effective Date. Assuming that neither significant litigation nor objections are filed with respect to the Sands Plan and assuming the Sands Plan is confirmed on or around April 1, 2001, Holdings estimates that the unpaid Administrative Expense Claims on the Effective Date of professionals for the Debtors and any committee appointed pursuant to Section 1102 of the Bankruptcy Code, will not exceed approximately [$2.5 million]. Such amount also includes the statutory fees payable to the United States Trustee, which Holdings estimates should not exceed $50,000. The amount of fees paid on the Effective Date will be reduced by any payments previously made from retainers held by such professionals or court approved budgets in accordance with court orders in the Debtors' cases.

         Allowed Administrative Expense Claims (other than Claims for compensation and reimbursement of expenses of professionals) will be paid in full, in cash, on the Effective Date, or, if such Claim becomes Allowed after the Effective Date, within five (5) days after such Claim becomes Allowed. Any fees due and owing to the United States Trustee shall be paid in full on the Effective Date, or as soon thereafter as practicable. All requests by professionals for final allowance of compensation and reimbursement of expenses accrued as of the Confirmation Date must be filed with the Bankruptcy Court within sixty (60) days of the Confirmation Date and will be paid within five (5) days after such Claims become Allowed. The estimated amount of unpaid fees and expenses of professionals as of the Effective Date will be deposited by Acquisition in one or more segregated accounts on the Confirmation Date. Such escrowed funds shall be used to pay Allowed Administrative Expense Claims of professionals and any funds remaining after making all such payments shall vest in Acquisition. The source of funding to satisfy Administrative Expense Claims asserted against the Debtors' Estates shall be from cash on hand as of the Effective Date.

         Administrative Expense Claims of the Debtors arising in the ordinary course of the operation of the Debtors' business, to the extent not due and payable upon the Effective Date, shall be assumed by Acquisition to the same extent as the Debtors may have been liable or responsible for such obligations prior to the Effective Date and shall be satisfied by Acquisition as and when such Claims become due and payable in accordance with their terms.

         PRIORITY TAX CLAIMS

         A Priority Tax Claim is any Claim against the Debtors of the type specified in Section 507(a)(8) of the Bankruptcy Code. These Claims consist of certain unsecured Claims of governmental units for taxes. The Claridge Debtors and ACBA have estimated that Allowed Priority Tax Claims were $80,000, in the aggregate, as of the Filing Date.

         At the option of Holdings, each holder of an Allowed Priority Tax Claim asserted against CPPI or ACBA arising in the ordinary course of the Claridge Debtors' Chapter 11 Cases shall be paid the full amount of such Allowed Priority Tax Claim, (a) in cash, on the later of (i) the Effective Date (or as soon thereafter as is practicable) or (ii) the first Business Day after such Claim becomes an Allowed Claim (or as soon thereafter as is practicable); or (b) in equal quarterly installments of principal and interest at the applicable legal rate over a period not to exceed six (6) years from the date of assessment of such Priority Tax Claim.

         INTERCOMPANY CLAIMS

         Effective on the Effective Date, the Intercompany Claims will be compromised and settled according to the terms of the Intercompany Claims Settlement. CPPI will waive and release any and all claims it may hold against ACBA arising under the Wraparound Note, the FF&E Notes or otherwise, in exchange for which release and waiver, ACBA will release any claims it may have against CPPI and sell, transfer, convey and assign, without recourse, all of its right, title and interest in and to its Assets, including, without limitation, the Hotel Assets, to CPPI free and clear of any liens, claims, encumbrances or interests, other than any lien classified in Class 2, which will then be dealt with under the Sands Plan in Class 2, or asserted by or on behalf of the holders of the First Mortgage Notes, which lien will then be released, extinguished and waived in accordance with the treatment afforded holders of Allowed Class 3 Claims under the Sands Plan. The Operating Leases will terminate without liability.

         Any Intercompany Claim of CPPI against the Corporation shall not be affected by either the Sands Plan or the Intercompany Claims Settlement.

         CLASS 1 - PRIORITY CLAIMS

         Class 1 consists of all Claims arising on or prior to the Filing Date which are entitled to priority status in accordance with Section 507(a) of the Bankruptcy Code, other than Administrative Expense Claims and Priority Tax Claims. Each holder of an Allowed Priority Claim shall be paid the Allowed amount of such Claim, including all applicable interest and other charges to which the Holder of such Allowed Priority Claim may be entitled under applicable law or contract, to the extent permitted under the applicable provision of section 507(a), in cash, on the later of. (a) the Effective Date (or as soon thereafter as is practicable) and (b) the first Business Day after such Claim becomes an Allowed Claim (or as soon thereafter as is practicable). Based upon current information, Holdings does not believe that there are any holders of Allowed Priority Claims in Class 1.

         CLASS 2 - MISCELLANEOUS SECURED CLAIMS

         Class 2 consists of all Miscellaneous Secured Claims under Section 506(a) of the Bankruptcy Code. Miscellaneous Secured Claims include, but are not limited to, properly perfected slot machine, automobile and other equipment capital leases and other claims secured by purchase money security interests. Based upon information provided by the Debtors, Holdings estimates that Miscellaneous Secured Claims were approximately $400,000, in the aggregate, as of the Filing Date.

         Each Holder of an Allowed Miscellaneous Secured Claim shall receive, at the sole option of Holdings, (a) the unaltered legal, equitable and contractual rights to which the Miscellaneous Secured Claim entitles the holder of such Claim, (b) such other treatment that will render such Miscellaneous - Secured Claim unimpaired under section 1124 of the Bankruptcy Code, (c) the transfer and surrender of all collateral securing such Claim to such holder, without representation or warranty by or recourse against either CPPI or ACBA, or (d) will be treated in accordance with an agreement between Holdings and the Holder of such Claim. In the event that the treatment provided in subparagraphs (a),
(b) or (c) above results in payment to such holder of less than the Allowed amount of its Claim, it shall be entitled to assert a General Unsecured Claim against CPPI and/or ACBA that it remains liable thereon for any deficiency. Class 2 is not impaired.

         Holdings reserves its right to challenge the validity and amount of each Class 2 Claim.

         CLASS 3 - FIRST MORTGAGE NOTE CLAIMS

         Class 3 consists of all Claims against the Debtors under the CPPI Guaranty, the First Mortgage, the First Mortgage Notes Indenture, the First Mortgage Notes or the Security Document. The First Mortgage Note Claims are secured to the extent of the value of the collateral securing the First Mortgage Notes. The Claridge Debtors estimate that the principal amount of the First Mortgage Note Claims was approximately $90,440,000 (including accrued interest of $5,440,000), in the aggregate, as of the Filing Date. Class 3 is impaired.

         Upon the Effective Date, any Claim held or asserted by the holders of the First Mortgage Notes against CPPI and ACBA, including any Deficiency Claim, and including any Claim evidenced by or under the First Mortgage Notes, the Security Documents, the CPPI Guaranty, the First Mortgage or the First Mortgage Notes Indenture, shall be extinguished, discharged and released and any mortgage, lien or encumbrance securing such Claim, including any interest in the funds held in the AOB Escrow Account or otherwise received by the Indenture Trustee, shall be discharged, waived and released in exchange for pari passu and pro rata distribution of: 5,652,000 shares of Sands Common Stock, valued at $14.00 per share (or approximately $79,125,000) and (ii) the Cash Distribution. Issuance of the Sands Common Stock is subject to certain regulatory approvals. See "-- Regulatory Condition."

         In the event that it is determined that the proposed transfer of the assets of ACBA to CPPI pursuant to the Intercompany Claims Settlement is invalid, the Sands Plan will be deemed modified to provide for the sale of the assets of both CPPI and ACBA directly to Acquisition in exchange for the Sands Common Stock., as directed in the First Alternative. The value of the Sands Common Stock will be apportioned between CPPI and ACBA on the basis of the relative value of their assets. As also noted in the introduction to the Disclosure Statement, notwithstanding the First Alternative Class 3 Claims would receive the same treatment outlined in the Basic Structure.

         In the event that either Claims in Claim 5 (General ACBA Claims) are disallowed or prohibited from voting on the Sands Plan or, alternatively, do not vote to accept the Sands Plan, the Sands Plan shall be deemed modified to provide for the substantive consolidation of the bankruptcy Estates of CPPI and ACBA. As noted in the Introduction of this Disclosure Statement, notwithstanding the Second Alternative, Class 3 Claims would receive the treatment outlined in the Basic Structure.

         You should be aware that, in the event the Sands Plan is not accepted by holders of Allowed Class 3 Claims and regardless of whether the Basic Structure or the First or Second Alternative is utilized by Holdings in consummating the Sands Plan, Holdings will seek to confirm the Sands Plan pursuant to Section 1129(b) of the Bankruptcy Code. You should also be aware that the Sands Plan provides for the distribution of 5,652,000 shares of Sands Common Stock, with a value of $14.00 per share with a total value of approximately $79,125,000 and the Cash Distribution in the approximate amount of $2,500,000 for the benefit of the Holders of First Mortgage Notes in full satisfaction of the Claims thereof thereof. Holdings believes that the enterprise value of the casino and hotel assets of CPPI and ACBA (other than cash) taken as a whole is approximately $55,000,000. Based upon the foregoing, holders of First Mortgage Notes would obtain the benefit of a distribution equal to 100% of their secured claim and approximately 75% of their Deficiency Claim, which distribution Holdings estimates will amount to approximately 90.25% of the total amount of their Claims.

         CLASS 4 - GENERAL CPPI CLAIMS

         Class 4 consists of all General CPPI Claims. General CPPI Claims consist of trade obligations and miscellaneous unsecured Claims against CPPI.

         In the aggregate, based on information provided by the Claridge Debtors, Holdings estimates that General CPPI Claims, other than claims asserted by certain personal injury and casualty claimants, equaled less than $4.5 million as of the Filing Date. Of this amount, the IRS has asserted a Claim of approximately $533,000 relating to certain Claims arising under a settlement agreement entered into regarding payment of 1990 and 1991 taxes and the National Labor Relations Board has asserted a claim of $49,000. In addition, certain individuals as of the Filing Date have asserted Claims against CPPI relating to personal injuries and property casualty they allegedly may have sustained during visits to the Casino. Based upon the Debtors' review of their books and records, the aggregate amount of such asserted Claims, not otherwise covered by applicable insurance, is approximately $1,100,000. Unless compromised and allowed by order of the Bankruptcy Court, all such Claims will be deemed disputed as of the Effective Date and shall receive distribution when and to the extent provided in the Sands Plan.

         On the Effective Date of the Sands Plan, each Holder of an Allowed Class 4 Claim will receive a distribution, in Cash of an amount equal to 75% of the Holder's Allowed Claim, or such greater amount as the Bankruptcy Court permits. .

         CLASS 5 - GENERAL ACBA CLAIMS

         Class 5 consists of all General ACBA Claims. ACBA estimates that General ACBA Claims currently total $100,000, comprised entirely of the claim of one creditor, Simplex, whose claim arises out of ACBA's rejection of a pre-petition contract with Simplex.

         On the Effective Date of the Sands Plan, each Holder of an Allowed Class 5 Claim will receive a distribution, in Cash of an amount equal to 75% of the Holder's Allowed Claim, or such greater amount as is approved by the Bankruptcy Court.

         CLASS 6 - CONTINGENT PAYMENT RIGHT CLAIMS

         Class 6 consists of all Allowed Contingent Payment Right Claims. Based on information provided by the Debtors, Holdings estimates that Contingent Payment Right Interest Claims were approximately $69.4 million, in the aggregate, as of the Filing Date. These claims are held by Releasing Investors.

         On the Effective Date, all Allowed Contingent Payment Right Claims shall be extinguished and no distribution will be made in respect of such Allowed Contingent Payment Right Claims. Class 6 is impaired.

         CLASS 7 - CONTINGENT PAYMENT CLAIMS

         Class 7 consists of all Allowed Contingent Payment Claims. Based on information provided by the Debtors, Holdings estimates that Contingent Payment Rights Claims were approximately $96.9 million, in the aggregate, as of the Filing Date.

         On the Effective Date, all Allowed Contingent Payment Claims shall be extinguished and no distributions will be made in respect of such Allowed Contingent Payment Claims, including any Allowed Claims arising out of or in connection with the Debtors' rejection of the Restructuring Agreement. Class 7 is impaired.

         CLASS 8 - CPPI INTERESTS

         Class 8 consists of all CPPI Interests. As soon as practicable after the assets of CPPI have been conveyed to Acquisition, the CPPI interests, which Holdings believes will have no value, will be distributed to the Indenture Trustee and deemed cancelled. Class 8 is impaired.

         CLASS 9 -ACBA INTERESTS

         Class 9 consists of all ACBA Interests. On the Effective Date, the ACBA Interests shall be extinguished and cancelled. Class 9 is impaired.

REGULATORY CONDITION

         The acquisition of the assets of CPPI and ACBA by Acquisition would require, among other things, the issuance of a new casino license to Acquisition and qualification of certain related persons. Because Holdings is already qualified by the Casino Control Commission with respect to its ownership of GBHC and because Icahn has already received interim casino authoritzation with respect to his control of the equity securities of Holdings and with respect to his ownership of the First Mortgage Notes of the Corporation, Holdings believes that the necessary approvals from the Casino Control Commission would be obtained expeditiously

         Holdings is not obligated to deliver Sands Common Stock to members of Class 3 until and unless all Regulatory Conditions to issuance of such Sands Common Stock either have been satisfied, waived, or are not applicable to a particular holder of First Mortgage Notes.

         In particular, the New Jersey Casino Control Act ("NJCCA") imposes certain restrictions upon the ownership of securities issued by a corporation that holds a casino license or is a holding company of a corporate licensee. The securities governed by the NJCCA include both equity and debt. Among other restrictions, the sale, assignment, transfer, pledge or other disposition of any security issued by a corporate licensee or holding company is subject to the regulation of the NJCCC. In the case of corporate holding companies whose stock is publicly traded, the NJCCC may require divestiture of the security held by a disqualified holder such as an officer, director, or controlling stockholder who is required to be qualified under the NJCCA.

         Holdings, as the owner of all of the securities of Acquisition, is already qualified by the NJCCC in connection with the relicensure of GBHC. Only certain holders of securities of publicly traded holding companies of casino licensees such as Holdings must typically submit to NJCCC qualification. Security holders of publicly traded holding or intermediary companies who do not have the ability to control the publicly traded corporation or elect one or more directors thereof are not typically required to qualify. Holders with 5% or less of equity securities of publicly traded holding or intermediary companies are presumptively exempt from qualification. Qualification requirements for holders of any percentage of securities may also be waived by the NJCCC, with the concurrence of the Director of the New Jersey Division of Gaining Enforcement ("NJDGE"), upon a showing that such holder is not significantly involved in the activities of the corporate licensee and does not have the ability to control the publicly traded corporation or elect one or more directors thereof. If an investor is an "Institutional Investor" such as a retirement fund for governmental employees, a registered investment company or adviser, a collective investment trust or an insurance company, in the absence of a prima facie showing by the NJDGE that the "Institutional Investor" may be found unqualified, the NJCCC may grant a waiver of this qualification requirement if the investor will own (i) less than 10% of the common stock of the company in question on a fully diluted basis, (ii) less than 20% of such company's outstanding indebtedness or (iii) less than 50% of any outstanding issue of indebtedness of such company, subject to the limitation in (ii) of this paragraph and subject to certification that the Institutional Investor has no intention of influencing or affecting the affairs of the issuer, the casino licensee, or its holding or intermediary companies; PROVIDED, HOWEVER, that it shall be permitted to vote on matters put to the vote of the outstanding security holders. These waiver criteria also apply to Institutional Investor security holders of other subsidiaries of the casino licensee's holding or intermediary companies which are related in any way to the financing of the casino licensee; the NJCCC may, in its sole discretion, grant a waiver of qualification to an "Institutional Investor" holding a higher percentage of such securities upon a showing of good cause and if the conditions specified above are met.

         Each holder of the Sands Common Stock and/or their directors, officers, employees and affiliates are required to cooperate with the NJCCC and the NJDGE and to provide to the NJCCC and the NJDGE, upon request, all relevant information and documentation required of the holder and each of them.

         Holdings would be required to disclose to the NJCCC all proposed holders of Sands Common Stock. Holdings may provide the NJCCC with the information set forth on ballots executed by beneficial holders to allow the NJCCC to satisfy the required disclosures. Holdings may also apply to the Bankruptcy Court to compel registered holders of First Mortgage Notes to make disclosure as to beneficial holders. The NJCCC shall then make the necessary determinations as to whether Regulatory Conditions apply to each proposed holder. Upon a determination by the NJCCC as to the restrictions, if any, on distributions of Sands Common Stock, Holdings shall act, or cause its nominee to act, accordingly.

SUMMARY OF OTHER PROVISIONS OF THE SANDS PLAN

         EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Subject to the approval of the Bankruptcy Court, the Bankruptcy Code empowers a debtor in possession to assume or reject executory contracts and unexpired leases. Generally, an "executory contract" is a contract under which material performance is due from both parties. If an executory contract or unexpired lease is rejected by a debtor in possession, the other party to the agreement may file a claim for damages incurred by reason of the rejection, which claim is treated as a pre-Filing Date Claim. If an executory contract or unexpired lease is assumed by a debtor in possession, the debtor in possession has the obligation to perform its obligations thereunder in accordance with the terms of such agreement and failure to perform such obligations would result in a claim for damages which may be entitled to Administrative Expense status.

         On the Effective Date, all executory contracts and unexpired leases that exist between CPPI and/or ACBA, on the one hand, and any Person, on the other, are hereby rejected, except for (i) any executory contracts and unexpired leases that have been specifically assumed by either CPPI or ACBA, with the approval of the Bankruptcy Court, on or before the Effective Date or in respect of which a motion for assumption has been filed on or before the Effective Date; and (ii) any executory contracts or unexpired leases Holdings identifies on a schedule to be supplied to the Court prior to the Confirmation Hearing.

         Claims created by or arising in connection with the rejection of executory contracts and unexpired leases of either of ACBA or CPPI must be filed no later 20 days after the entry of a Final Order authorizing such rejection. Any such Claims not filed within such time shall be forever barred from assertion against CPPI, ACBA, and their property and estates. Each Claim resulting from such rejection shall constitute a Class 2 Claim if secured or a Class 4 or 5 Claim, as the case may be, if unsecured.

         You should be aware that prior to the  Petition  Date,  Thermal  Energy
Limited Partnership I ("TEP I") had entered into a certain thermal energy services agreement with CPPI. After reviewing the underlying agreement, and following extensive negotiations, CPPI has determined to assume the agreement, with certain modifications which TEP I has accepted. These modifications, among other things, will result in CPPI saving upwards of $125,000 per year on its utility charges. CPPI has agreed to assume the agreement with TEP I as part of the confirmation of the Sands Plan, or if confirmation is delayed for any reason beyond year end, to file a separate motion with the Bankruptcy Court. You should also be aware that TEP I has alleged that if this agreement is rejected, TEP I would be entitled to assert a rejection claim, as a Class 4 Claim. TEP I estimates that its claim would be not less than $7,000,000. The Debtors dispute that CPPI would have any liability against TEP I if the agreement was rejected. On the Effective Date, CPPI will assume its agreement with TEP I, as the same has been modified, and assign it to Acquisition.

         CONTINUATION OF BUSINESS; VESTING

         As of the date of this Disclosure Statement, the Debtors have operated and will continue to operate their businesses as debtors in possession with the protection of the Bankruptcy Court as provided in Sections 1107 and 1108 of the Bankruptcy Code. On (i) the Effective Date, title to all property and assets of CPPI shall vest in Acquisition; and (ii) the Effective Date, title to all property and assets of ACBA shall be transferred to CPPI to be assigned to and vest in Acquisition as of the Effective Date, in each such case free and clear of all liens, Claims or encumbrances except as otherwise provided in the Sands Plan. In addition, the Confirmation Order shall empower and authorize CPPI and ACBA, as of the Confirmation Date, to take or cause to be taken all actions which are necessary to implement effectively the provisions of the Sands Plan.

         SURRENDER AND CANCELLATION OF INSTRUMENTS

         Each Holder of a promissory note or other instrument evidencing a Claim impaired hereby shall surrender the same to Holdings and shall distribute or shall cause to be distributed to the Holders thereof the appropriate distribution of property hereunder. No distribution of property hereunder shall be made to or on behalf of any such Holder unless and until such promissory note or other instrument is received by Holdings, or the unavailability of such note or other instrument is established to the satisfaction of Holdings. Any such Holder that fails to surrender or cause to be surrendered such promissory note or other instrument, or to execute and deliver an affidavit of loss and indemnity satisfactory to Holdings, and, in the event that Holdings also requests with respect to the First Mortgage Notes, fails to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to Holdings, said holder shall be deemed to have forfeited all Claims against either Corporation, CPPI or ACBA by such note or other instrument and shall not participate in any distribution hereunder in regards of such note or other instrument or First Mortgage Note and all property in respect of such forfeited distribution, including (if applicable) interest accrued thereon, shall revert to Holdings. Notwithstanding the foregoing, all Claims shall be discharged and all Interests shall be terminated by the Sands Plan to the extent provided herein regardless of whether and when any surrender, indemnity or bond required by this Section is provided and regardless of whether Holdings and/or Acquisition makes a distribution under the Sands Plan in the absence of compliance by any holder of a Claim with the applicable requirements of the Sands Plan. Holdings may waive the requirements set forth in this paragraph.

         To preserve the rights of holders of First Mortgage Notes, who do not promptly surrender their First Mortgage Notes, Holdings will issue Sands Common Stock to Acquisition/the Disbursing Agent for further distribution to the Indenture Trustee for such holders and upon surrender of the First Mortgage Note Certificates the Indenture Trustee will transfer Sands Common Stock as applicable.

         RETENTION AND ENFORCEMENT OF CAUSES OF ACTION

         Pursuant to Section 1123(b)(3) of the Bankruptcy Code, Acquisition will retain the exclusive right to enforce in its sole and absolute discretion any and all causes of action of CPPI and ACBA, including but not limited to, all causes of action which may exist under Sections 510, 544 through 550 and 553 of the Bankruptcy Code or under similar non-bankruptcy laws.

          CERTIFICATE OF INCORPORATION; BY-LAWS

         Upon the confirmation of the Sands Plan, the operations and business of the combined Sands/Claridge will be governed by the certificate of incorporation and by-laws of Holdings and Acquisition, as the same may be amended from time to time. Except to the extent prohibited by the Sands Plan, after the Effective Date, Holdings and Acquisition may amend their respective eertificates of incorporation and may amend their respective By-laws as permitted by applicable state law.

         DISTRIBUTIONS UNDER THE SANDS PLAN

         Time and Method of Distributions Under the Sands Plan. Except as otherwise provided in the Sands Plan, payments and distributions to be made pursuant to the Sands Plan will be made by the Distribution Agent (or its designee) on or as promptly as practicable after the Effective Date. The Sands Plan further provides that such distributions will be made only to holders of Allowed Claims.

         Compliance with Tax Requirements. With respect to CPPI, Holdings and/orAcquisition WILL comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Sands Plan.

         In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) and/or withholding is required, Holdings and/or Acquisition shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution and/or effect any such withholding and deposit all funds so withheld as required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by Holdings and/or Acquisition shall cause the withholding of the amount required and cause the balance to be distributed to such Person.

         With respect to ACBA, under the Sands Plan, ACBA will be dissolved and its affairs wound-up pursuant to applicable non-bankruptcy law. AC Boardwalk Partners, Inc., the corporate general partner of ACBA, will have the power and authority to wind-up ACBA, including complying with applicable federal and state laws, the filing of all necessary or required tax returns and forms to cause, as soon as possible, the dissolution of ACBA. AC Boardwalk Partners, Inc. shall become the tax matters partner of ACBA for all future and past tax returns.

         Distribution of Unclaimed Property. Any distribution of property under the Sands Plan which is unclaimed after two years following the Effective Date will irrevocably revert to Acquisition, except for the Sands Common Stock, which shall revert to holdings.

         TREATMENT OF DISPUTED CLAIMS

         Objections to Claims. Only Allowed Claims shall be entitled to distributions under the Sands Plan. Holdings and/or Acquisition reserve the sole and absolute right to contest and object to any Claims, including, without limitation, those Claims that are not listed in the Schedules, are listed therein as disputed, contingent and/or unliquidated in amount, or are listed therein at a lesser amount than asserted by the holder of such Claim. Unless otherwise ordered by the Bankruptcy Court, all objections to Claims (other than Administrative Expense Claims) shall be filed and served upon counsel to Holdings and Acquisition, counsel to the Debtors, counsel to any Committee and the holder of the Claim objected to on or before the later of (a) 60 days after the Effective Date and (b) 60 days after the date (if any) on which a proof of claim is filed in respect of such Claim, or such other date determined by the Bankruptcy Court upon motion to the Bankruptcy Court without further notice or hearing.

         Procedure. Unless otherwise ordered by the Bankruptcy Court or agreed to by written stipulation of CPPI and ACBA, with the consent of Holdings, and approved by the Bankruptcy Court prior to the Effective Date, or until the objections thereto of CPPI and ACBA are withdrawn. With the consent of Holdings, CPPI or ACBA shall litigate the merits of each disputed claim until determined by a Final Order. From and after the Effective Date, Holdings and/or Acquisition shall litigate the merits of each Disputed Claim until determined by a Final Order, provided, however, that, subject to the approval of the Bankruptcy Court,
(a) prior to the Effective Date, CPPI or ACBA, and (b) after the Effective Date, Acquisition or Holdings, may compromise and settle any objection to any Claim.

         Payments and Distributions With Respect to Disputed Claims. No payments or distributions will be made in respect of a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.

         Timing of Payments and Distributions With Respect to Disputed Claims. Subject to the provisions of the Sands Plan, payments and distributions with respect to each Disputed Claim that becomes an Allowed Claim, and that would have otherwise been made had the Allowed Claim been an Allowed Claim on the Effective Date, will be made within thirty days after the date that such Disputed Claim becomes an Allowed Claim. Holders of Disputed Claims that become Allowed Claims shall be bound, obligated and governed in all respects by the provisions of the Sands Plan.

         EFFECTS OF SANDS PLAN CONFIRMATION

         Discharge. Except as otherwise specifically provided in the Sands Plan, the Sands Plan provides for the discharge of CPPI and ACBA and their respective property and assets (subject to the occurrence of the Effective Date) from any debt that arose prior to the Confirmation Date and any debt of the kind specified in Sections 502(g), 502(h) and 502(i) of the Bankruptcy Code (whether or not a proof of claim based upon such debt is filed or deemed filed, whether such debt becomes an Allowed Claim or whether the holder of such debt has voted on the Sands Plan). The effect of discharging a Claim is to release CPPI and ACBA from any obligations to cause payments to be made with respect to such debt, other than those specifically provided by the Sands Plan, and to prohibit any collection efforts by the holder of the Claim.

         Injunction. Except as otherwise expressly provided in the Sands Plan, the entry of the Confirmation Order shall, provided that the Effective Date shall have occurred, permanently enjoin all Persons that have held, currently hold or may hold a Claim, or other debt or liability that is discharged pursuant to this Sands Plan or who have held, currently hold or may hold an Interest that is terminated pursuant to this Sands Plan from taking any of the following actions in respect of such discharged Claim, debt or liability or such terminated Interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against CPPI, ACBA, , their property or their respective officers, directors, employees or the General Partners of ACBA; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, CPPI, ACBA, or their property or their respective officers, directors, employees or the General Partners of ACBA; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind against CPPI, ACBA, their property or their respective officers, directors, employees or the General Partners of ACBA; (d) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to CPPI or ACBA, their property or their respective officers, directors, employees or the General Partners of ACBA; and
(e) proceeding in any manner in any place whatsoever that does not conform to or comply with or is inconsistent with the provisions of the Sands Plan.

         Exculpation. Neither Holdings, CPPI, ACBA, nor any creditors' committee, the General Partners of ACBA, nor any of their respective partners, members, officers, directors, shareholders, employees, agents, attorneys, accountants or other advisors shall have or incur any liability to any Holder of a Claim or Interest for any act or failure to act in connection with, or arising out of, the pursuit of confirmation of the Sands Plan, the consummation of the Sands Plan or the administration of the Sands Plan or the property to be distributed under the Sands Plan, except for any act or failure to act that constitutes willful misconduct or recklessness as determined pursuant to a Final Order, and in all respects, such Persons (a) shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Sands Plan, and shall be fully protected from liability in acting or in refraining from action in accordance with such advice and (b) shall be fully protected from liability with respect to any act or failure to act that is approved or ratified by the Bankruptcy Court.

         Binding Effect. Upon confirmation of the Sands Plan by the Bankruptcy Court, the provisions of the Sands Plan will be binding upon and inure to the benefit of CPPI, ACBA, any holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Person affected by the Sands Plan whether or not such Person or holder of a Claim or Interest has accepted the Sands Plan.

         MISCELLANEOUS PROVISIONS OF THE SANDS PLAN

         Retention of Jurisdiction. The business and assets of the Debtors shall remain subject to the jurisdiction of the Bankruptcy Court until the Effective Date. From and after the Effective Date, the Bankruptcy Court shall retain and have exclusive jurisdiction over the Chapter 11 cases to the fullest extent permissible by law, including, without limitation, for the purposes of determining all disputes and other issues presented by or arising under the Sands Plan, including, without limitation, exclusive jurisdiction to (a) determine any and all disputes relating to Claims and the allowance and amount thereof, (b) determine any and all disputes among Creditors with respect to their Claims, (c) consider and allow any and all applications for compensation for professional services rendered and disbursements incurred in connection therewith, (d) determine any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising in or related to the Chapter 11 cases or the Sands Plan, (e) remedy any defect or omission or reconcile any inconsistency in the Confirmation Order, (f) enforce the provisions of the Sands Plan relating to the distributions to be made hereunder, (g) issue such orders, consistent with Section 1142 of the Bankruptcy Code, as may be necessary to effectuate the consummation and full and complete implementation of the Sands Plan, (h) enforce and interpret any provisions of the Sands Plan, (i) determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of the Sands

Plan, and (j) determine the final amounts allowable as compensation or reimbursement of expenses pursuant to Section 503(b) of the Bankruptcy Code.

         Authorization of Corporate and Partnership Action. The entry of the Confirmation Order shall constitute a direction and authorization to and of CPPI and ACBA to take or cause to be taken any corporate or partnership action necessary or appropriate to consummate the provisions of this Sands Plan prior to and through the Effective Date without any requirement of further action by the stockholders, partners or directors of CPPI, (including, without limitation, the filing of or amending or restating the certificate of incorporation of CPPI, the filing of a certificate of dissolution for ACBA, and the exercise of the general partners power of attorney), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court.

         Modification of the Sands Plan. Holdings may alter, amend or modify the Sands Plan pursuant to Section 1127 of the Bankruptcy Code at any time prior to the time that the Bankruptcy Court has signed the Confirmation Order. After such time and prior to the substantial consummation of the Sands Plan, Holdings may, so long as the treatment of holders of Claims and Interests under the Sands Plan is not adversely affected, institute proceedings in Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Sands Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of the Sands Plan; provided, however, that prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

         Revocation and Withdrawal of the Sands Plan. Holdings reserves the right to revoke or withdraw the Sands Plan at any time prior to the Confirmation Date. If Holdings revokes or withdraws the Sands Plan prior to the Confirmation Date, then the Sands Plan shall be deemed null and void. In such event, nothing contained therein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

                  VII. ACCEPTANCE AND CONFIRMATION OF THE PLAN

         Described  below  are  certain  important   considerations   under  the
Bankruptcy Code in connection with confirmation of the Sands Plan.

SOLICITATION OF ACCEPTANCE

         As permitted by the Bankruptcy Code, Holdings is soliciting, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, the acceptance of the Sands Plan from all beneficial holders of Claims in certain classes of Claims that are impaired under the Sands Plan. The solicitation of acceptances from holders of Claims in unimpaired classes is not required under the Bankruptcy Code.

         The record date for determining holders of Claims and Interests who are entitled to accept or reject the Sands Plan is 5:00 p.m., Eastern Standard Time, on the Approval Date.

         Holdings  believes  that this  classification  of Claims  complies with
Section 1122 of the Bankruptcy Code and is in the best interests of the Debtors, their estates, Creditors and holders of equity interests.

CONFIRMATION HEARING

         Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Sands Plan.

         The Bankruptcy Court has scheduled a hearing on the confirmation (the "Confirmation Hearing of the Sands Plan on _____________ at ________________in Courtroom _________________, United States Bankruptcy Court for the District of New Jersey, U.S. Post Office and Courthouse, 2nd Floor, 401 Market Street, Camden, New Jersey 08101. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice (other than except for an announcement of the adjournment date made at the Confirmation Hearing or any adjournment thereof). Objections to confirmation must be made in writing, specifying in detail the name and address of the Person objecting, the grounds for the objection, and the nature and amount of the Claim or Interest held by the objector. Objections must be filed with the Bankruptcy Court together with proof of service, and served upon the parties so designated in the Confirmation Notice, on or before the time and date designated in the Confirmation Notice as being the last date for serving and filing objections to confirmation of the Sands Plan. Objections to confirmation of the Sands Plan are governed by Bankruptcy Rule 9014 and the local rules of the Bankruptcy Court.

REQUIREMENTS FOR CONFIRMATION OF THE SANDS PLAN

         As discussed below, Holdings intends to request confirmation of the Sands Plan pursuant to Section 1129(b) of the Bankruptcy Code. For the Sands Plan to be confirmed pursuant to Section 1129(b) of the Bankruptcy Code, the Sands Plan must satisfy all of the provisions of Section 1129(a), except for
Section 1129(a)(8). Specifically, the Bankruptcy Court must determine, among other things, that (i) the Sands Plan was accepted by the requisite votes of holders of Claims entitled to vote on the Sands Plan (see "- Confirmation of the Sands Plan under Section 1129(b)"); (ii) the Sands Plan is in the "best interests" of all Creditors and Interest holders - that is, that each Creditor and holder of an Interest who rejects the Sands Plan will receive at least as much pursuant to the Sands Plan as it would receive in a liquidation under Chapter 7 of the Bankruptcy Code (see "Best Interests Test"); and (iii) the Sands Plan is feasible - that is, there is a reasonable probability that Holdings will be able to perform its obligations under the Sands Plan and continue to operate its business without further financial reorganization or liquidation. Projections demonstrating Holdings' ability to meet its obligations under the Sands Plan will be submitted prior to the hearing on the approval of this Disclosure Statement.

         Holdings believes that, (i) upon acceptance of the Sands Plan by classes 3, 4, and 5 determined without including any acceptance of the Sands Plan by any Insider, the Sands Plan will satisfy all the statutory requirements of Chapter 11 of the Bankruptcy Code, (ii) Holdings has complied or will have complied with all of the requirements of Chapter 11 and (iii) the Sands Plan is being proposed and will be submitted to the Bankruptcy Court in good faith.

CONFIRMATION OF THE SANDS PLAN UNDER SECTION 1129(B)

         Generally, a class of claims or interests is considered to be unimpaired under a plan of reorganization if the plan does not alter the legal, equitable and contractual rights of the holders of such claims or interests. Classes of claims or interests that are not impaired under a plan of reorganization are conclusively presumed to have accepted the plan of reorganization and are not entitled to vote. Classes of claims or interests that are impaired under a plan of reorganization and that receive no distribution or retain no property in respect of such claims or interests are conclusively presumed to have rejected the plan of reorganization and are also not entitled to vote.

         Acceptances of the Sands Plan are being solicited only from those Creditors who hold Claims in an impaired class and who will receive a distribution under the Sands Plan. Holdings must request the Bankruptcy Court confirm the Sands Plan pursuant to Section 1129(b) of the Bankruptcy Code. See "Summary Of The Sands Plan - Classification and Treatment of Claims and Interests Under the Sands Plan." Acceptance of the Sands Plan is being solicited from holders of Claims in classes 3, 4, and 5. See "Introduction and Summary The Solicitation."

         Holdings will request confirmation of the Sands Plan pursuant to the provisions of Section 1129(b) of the Bankruptcy Code. Under these provisions, the Bankruptcy Court shall confirm the Sands Plan despite the lack of acceptance by an impaired class or classes if the Bankruptcy Court finds that (a) the Sands Plan does not discriminate unfairly with respect to each non-accepting impaired class, (b) the Sands Plan is "fair and equitable" with respect to each non-accepting impaired class, (c) at least one impaired class has accepted the Sands Plan (without counting acceptances by Insiders), and (d) the Sands Plan satisfies the other requirements set forth in Bankruptcy Code Section 1129(a) except for Section 1129(a)(8). In general, a plan does not discriminate unfairly if claims or interests in different classes but with similar priorities and characteristics receive the same treatment.

         The Bankruptcy Code establishes different "fair and equitable" tests for holders of secured claims, unsecured claims and interests. In general, Bankruptcy Code Section 1129(b) permits confirmation notwithstanding non-acceptance by an impaired class if that class and all more junior classes are treated in accordance with the "absolute priority" rule, which requires that the dissenting class be paid in full before a junior class may receive or retain anything under the plan. With respect to each class of secured claims the Sands Plan must provide that holders of such claims retain the liens securing such claims, to the extent of the Allowed Amount of such claims and each holder of a claim of such class receive on account of such claim deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the Effective Date of the Sands Plan of at least the value of such holder's interest in the estate's interest in the property. With respect to a class of unsecured Claims that does not accept the Sands Plan, Holdings must demonstrate to the Bankruptcy Court that either (a) each holder of an unsecured Claim of the dissenting class receives or retains under the Sands Plan property of a value equal to the Allowed Amount of its unsecured Claim or (b) the holders of Claims or Interests that are junior to the Claims of the holders of such unsecured Claims will not receive or retain any property under the Sands Plan. With respect to a class of Interests that does not accept the Sands Plan, Holdings must demonstrate to the Bankruptcy Court that either (A) each holder of such Interest receives or retains under the Sands Plan property of a value equal to the greatest of (i) any fixed liquidation preference to which such holder is entitled, (ii) any fixed redemption price to which such holder is entitled or
(iii) the value of such interest or (B) the holder of any Interest that is junior to the Interests of such class will not receive or retain under the Sands Plan on account of such junior Interest any property.

BEST INTERESTS TEST

         Whether or not the Sands Plan is accepted by classes 3, 4, and 5, the Bankruptcy Court must independently determine that the Sands Plan is in the best interests of each class of Claims or Interests impaired by the Sands Plan - that is, with respect to each impaired class, (a) each holder of a Claim or Interest has accepted the Sands Plan or (b) that Creditors and Interest holders in such impaired class will receive at least as much pursuant to the Sands Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code.

         To determine the value that holders of impaired Claims and Interests would receive if the Debtors were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors' assets in the context of a Chapter 7 liquidation case. The cash amount which would be available for satisfaction of Administrative Expense Claims, Priority Claims, unsecured Claims, and Interests in the Debtors would consist of the proceeds resulting from the disposition of the assets of the Debtors, augmented by the cash held by the Debtors at the time of the commencement of the Chapter 7 case. Any such cash amount then would be reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional Administrative Expense Claims and Priority Claims that may result from the termination of the Debtors' businesses and the use of Chapter 7 for the purposes of liquidation.

         The Debtors' costs of liquidation under Chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by the Debtors during the Chapter 11 cases and allowed in the Chapter 7 cases, such as compensation for attorneys, financial advisors, appraisers, accountants and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code and any other such appointed committee. In addition, as described above, Claims may arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtors during the pendency of Chapter 11 cases which otherwise would have been assumed in a Chapter 11 reorganization.

         To determine if the Sands Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of the Debtors' assets and properties, after subtracting the amounts attributable to the foregoing Claims, costs and expenses, is compared with the value of the property offered to such classes of Claims and Interests under the Sands Plan.

         In applying the "best interests test," it is possible that Claims and Interests in Chapter 7 cases may not be classified as provided in the Sands Plan. In the absence of a contrary determination by the Bankruptcy Court, all prepetition unsecured Claims which have the same rights upon liquidation would be treated as one class for purposes of determining the potential distribution of the liquidation proceeds resulting from each of the Debtors' Chapter 7 cases. The distributions from the liquidation proceeds would be calculated ratably according to the amount of the Claim held by each Creditor. The rule of absolute priority of distributions applicable in Chapter 7 cases provides that no junior creditor may receive any distribution or retain any property until all senior creditors are paid in full with interest. Consequently, Holdings believes that if the Debtors were liquidated under Chapter 7, the holders of Claims in Classes 3, 4and 5 would receive distributions of a value significantly less, if anything, than the value of the distributions provided to the Creditors in such classes under the Sands Plan, and that holders of Claims in Classes 6 and 7 as well as holders of Interests in Classes 8 and 9 would receive no distributions under Chapter 7. See "Liquidation Analysis" which Holdings will provide to the Court prior to the hearing on this Disclosure Statement.

         Holdings has considered the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a Chapter 11 case, including: (i) the increased costs and expenses of liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee; (ii) the erosion in value of assets in Chapter 7 cases in the context of the expeditious liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail; and (iii) the substantial increases in Claims which would be satisfied on a priority basis or on parity with creditors in a Chapter 11 case. Therefore, Holdings has determined that confirmation of the Sands Plan will provide each holder of a Claim in all classes with a recovery that is not less (and is

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


expected to be substantially more) than it would receive pursuant to liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. Therefore, Holdings believes the best interests test is satisfied with respect to these classes as well.

          The Claridge Debtors have prepared a liquidation analysis of the Debtors' assets, which is attached to the Debtors' Disclosure Statement. Based upon that analysis, the proposed distribution under the Sands Plan is materially higher and better than that which creditors could expect to recoup if the Debtors' assets were liquidated under chapter 7.

FEASIBILITY

         Section 1129(a)(1) of the Bankruptcy Code requires a finding by the Bankruptcy Court that confirmation of the Sands Plan will not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or the successors of the Debtors (unless such liquidation or reorganization is proposed in the Sands Plan). Under the Sands Plan, ACBA would have no assets or operations and no Creditors after the Effective Date and would be liquidated. If the Sands Plan is confirmed, the Corporation will similarly have no assets and its case will be dismissed. Similarly, CPPI will have no assets after Effective Date of the Sands Plan. Nonetheless, as demonstrated by the projections attached hereto as Exhibit ___, which go out to the year 2004, Holdings will generate sufficient revenues to fund any payments required under the Sands Plan and that the Sands/Claridge entity will remain profitable for the near future. Holdings believes that the reorganization under the Sands Plan meets the feasibility requirements under the Bankruptcy Code.

CONSUMMATION

         If the Sands Plan is confirmed, subject to the satisfaction of the conditions set forth below, the Sands Plan will be consummated and distributions will be made on the Effective Date, except as provided in the Sands Plan. Holdings shall file a notice of the Effective Date within three (3) days after its occurrence, which shall be served upon parties in interest.

         The Sands Plan provides that the following conditions must occur and be satisfied on or before the Effective Date for the Sands Plan to be effective on the Effective Date:

         1. Entry of Confirmation Order. The Confirmation Order, in form and substance acceptable to Holdings, shall have been signed by the Bankruptcy Court and duly entered and have become a Final Order;

         2. Regulatory Approvals. The NJCCC shall have issued any necessary approvals of the Sands Plan and Icahn's acquisition has been cleared under the Hart-Scott-Rodino Antitrust Improvement Act; and

         3. Timeliness. The Effective Date must occur on or before April 1, 2001 unless such date is extended by Holdings.

         In addition, section 1129 of the Bankruptcy Code contains a list of requirements that must be met before a plan may be confirmed. Holdings believes that each of these requirements can and will be satisfied.

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




SECURITIES ISSUED UNDER SECTION 1145 EXEMPTION FROM REGISTRATION

         The Sands Common Stock to be issued under the Sands Plan will be issued in reliance on the exemption from registration provided by Section 1145 of the Bankruptcy Code. Generally, except with respect to an "underwriter," as defined in Section 1145(b), Section 1145(a) makes Section 5 of the Securities Act of 1933 and comparable registration requirements under local law inapplicable to the issuance of the Sands Common Stock to the holders of the First Mortgage Notes.

         A person who is not an "underwriter" may resell Sands Common Stock without registration of those securities under the Securities Act, unless such person is a securities "dealer" as defined in section 2(12) of the Securities Act. Under Section 1145(b)(l)(A), an entity will be an "underwriter" if it purchases a claim against the Claridge Debtors for the purpose of receiving securities under a plan with a view toward distribution of such securities. Under Section 1145(b)(1)(B), an entity is an "underwriter" if the entity offers to sell securities distributed under the Sands Plan for the holders of such securities. "Control persons" of the Debtors receiving securities under the Sands Plan are deemed underwriters. Holdings takes no position on whether an entity is a control person and therefore an "underwriter" within the meaning of
Section 1145, but notes that the legislative history of Section 1145 suggests the United States Congress believed that any Creditor receiving at least ten percent (10%) of the reorganized debtor's securities would be a control person. Holdings urges Creditors to consult their own legal and financial advisors prior to distribution of Sands Common Stock before a registration statement for such securities becomes effective.

         Persons deemed to be "underwriters" of Sands Common Stock will be unable to resell such securities in reliance on the exemption from registration of Section 1145 of the Bankruptcy Code. In the event that persons are unable to resell Sands Common Stock in reliance on Section 1145, such persons would be permitted to resell only in conformity with the Securities Act of 1933 and comparable registration requirements under local law, if at all.

         Holdings is in the process of attempting to list the Sands Common Stock for trading on the American Stock Exchange. There is the potential of an adverse impact on the value of the Sands Common Stock should the Sands Common Stock not be so listed. In the event the Sands Common Stock is not registered or accepted for listing on a national securities exchange, Holdings anticipates that the principal effect would relate to the development of a recognized trading market for such securities. Moreover, there has been no prior market for the Sands Common Stock, and there can be no assurance that a public market for the Sands Common Stock will develop or be sustained after the Effective Date. To be listed on and to have such listing continue on a national securities exchange after the Effective Date, Holdings must satisfy certain initial and maintenance criteria. The failure to meet these initial and maintenance criteria in the future may result in the Sands Common Stock not being eligible for quotations on a national securities exchange; trading, if any, of the Sands Common Stock would likely be traded on the OTC Bulletin Board. The OTC Bulletin Board is a NASDAQ sponsored and operated inter-dealer automated quotation system for equity securities not included in a national securities exchange system. The OTC Bulletin Board was introduced as an alternative to "pink sheet" trading of over-the-counter securities. Consequently, the liquidity and price of the Sands Common Stock in the secondary market may be adversely affected.

         There is no assurance that a regular trading market will develop for the Sands Common Stock or that, if developed, any such market will be sustained. If so, an investor may find it more difficult to dispose of, or obtain accurate quotations as to the market value of the Sands Common Stock. In the absence of an active trading market, holders of the Sands Common Stock may experience substantial difficulty in selling their securities. The trading price of the Sands Common Stock is expected to be

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


subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of business innovations by Holdings or its competitors, general conditions in the gaming industry and other factors. In addition, the stock market is subject to price and volume fluctuations that affect the market prices for companies and that are often unrelated to operating performance. Whether or not the Sands Common Stock is listed on a national securities exchange, Holdings expects that for a trading market to develop, and for trading to occur, market makers will be required to trade the Sands Common Stock.

          IX. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         If the Sands Plan is not confirmed by the Bankruptcy Court and consummated, the alternatives to the Sands Plan include (a) an alternative plan of reorganization, (b) liquidation of the Debtors under Chapter 11 and (c) liquidation of the Debtors under Chapter 7.

ALTERNATIVE PLANS

         If the Sands Plan is not confirmed, the Debtors or another party in interest could file a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of their assets. With respect to an alternative plan, including the Park Place Plan, Holdings believes that the Sands Plan, as described herein, enables holders of Claims to realize the most value under the circumstances.

         Holdings believes that the Sands Plan is the best alternative to prolonging the reorganization process of the Debtors. During any protracted reorganization, the Debtors would inevitably incur substantial administrative expenses and costs pursuant to the operation of their businesses under Chapter
11. In addition to the financial drain resulting from such costs, the Debtors' unique business and financial position render the Debtors especially vulnerable to a wide variety of adverse consequences directly related to such a proceeding.

         First, the New Jersey casino industry is closely regulated. CPPI currently holds a license from the NJCCC to operate the Claridge. CPPI regularly must appear before the NJCCC to qualify for the renewal of its casino license. Such qualification includes showings of good character and financial stability and responsibility. The rejection of the Sands Plan and an extended reorganization proceeding may well have a negative effect on the NJCCC's review of CPPI's future license renewal applications. Moreover, although CPPI reapplied for a four-year casino license for the period commencing September 30, 1999, the filing of the voluntary petition under Chapter 11 on August 16, 1999 prompted CPPI to amend its petition to request that the NJCCC renew CPPI's casino license only for a period of one year. In response thereto, the NJCCC granted CPPI's request for a one-year license, and, in September, 2000, renewed CPPI's casino license for another one year period. In addition, the casino license renewal contains certain financial reporting conditions and requirements consistent with the manner in which the NJCCC has relicensed other casino licensees who have filed voluntary petitions under Chapter 11 in the past. The NJCCC may reopen the licensing hearings at any time on its own motion, and must do so if requested to do so by the enforcement division.

         Second, casino and hotel businesses are part of a service-oriented industry, in which the appearance of unreliability or instability can drastically disadvantage a company. An extended bankruptcy case will create the impression that the Claridge cannot continue the normal operations of its casino and hotel operations, which conceivably could cause key employees, customers, entertainers, vendors and promoters to turn to other casinos. Competition among casinos in Atlantic City is already keen and can only be expected to increase significantly. In recent years, several major casinos in Atlantic

City have significantly expanded. Moreover, Atlantic City casinos and hotels suffer from a chronic shortage of labor which also will only worsen with the opening of the aforementioned expansions and new casino hotel facilities. Consequently, the adverse publicity and negative image generated by continuation of the bankruptcy proceeding may well undercut the Debtors' present competitive position in Atlantic City and preclude their efforts to revitalize their gaining operations. Accordingly, Holdings believes that the Sands Plan, and the prospect for a partial consolidation of certain operations of the Claridge with those of the Sands, will improve the competitive position of the Claridge and the Sands and will be the best alternative.

LIQUIDATION UNDER CHAPTER 7

         If no plan of reorganization can be confirmed, the Debtors' Chapter 11 cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee in bankruptcy would be elected or appointed to liquidate the assets of the Debtors for distribution to Creditors and Interest holders in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a Chapter 7 liquidation would have on the recovery of holders of Claims and Interests is set forth under "Acceptance And Confirmation Of The Sands Plan - Best Interests Test." As discussed therein, the Debtors believe that confirmation of the Sands Plan will provide each holder of a Claim entitled to receive a distribution under the Sands Plan with a recovery that is not less (and is expected to be substantially more) than it would receive pursuant to liquidation of the Debtors under Chapter 7. Although preferable to a Chapter 7 liquidation, Holdings believes that any alternate liquidation under Chapter 11 is much less attractive to holders of Claims than the Sands Plan because of the greater recovery provided for by the Sands Plan.

         Holdings believe that a liquidation under Chapter 7 would result in substantially reduced recovery of funds by the Debtors' estates because of (i) an enormous loss of value resulting from the possible revocation of CPPI's gaming license and, consequently, the potential for the sale of its assets as non-gaming properties, (ii) a significant loss of value resulting from the possible appointment by the NJCCC of a conservator who would be authorized to operate the Claridge and could be authorized to sell the Claridge if CPPI's gaming license were revoked, and the additional administrative expenses and fees that would be incurred by the conservator and other professionals employed by him, (iii) additional administrative expenses involved in the appointment of a trustee in bankruptcy for each of the Debtors and attorneys and other professionals to assist such trustees and (iv) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations.

                          X. HISTORICAL FINANCIAL DATA

           For historic financial data concerning the operations of the Caridge Hotel and Casino, reference is made to the Debtors' Disclosure Statement.

                 XI. CERTAIN INFORMATION CONCERNING THE DEBTORS

         For information concerning the Claridge Hotel and Casino, the various business strategies pursued by the Claridge Debtors, casino-related competition in the Atlantic City area, the Claridge Debtors' employees, the Claridge Debtors' and ABCA's properties and legal proceedings involving the Claridge Debtors, reference is made to the Debtors' Disclosure Statement.

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



                  XII.  HOLDINGS' EXECUTIVE OFFICERS AND DIRECTORS

         If the Sands Plan is confirmed and Holdings acquires the assets of CPPI and ACBA, the Board of Directors of Holdings will remain the same. Similarly, the management team of Holdings will remain the same, with the possible supplementation of Holdings' manangement team from members of the current Claridge management as Holdings determines to be appropriate. Those current members of the Claridge management team who will be retained by Holdings will be indentified prior to the Confirmation Hearing. The following table sets forth certain information with respect to the current executive officers and Directors of Holdings.

         Name                                 Office

         Carl C. Icahn                        Director

         Martin L. Hirsch                     Director

         John P. Saldarelli                   Director*

         Michael L. Aschner                    Director

         Robert J. Mitchell                   Director*

         Alfred J. Luciani                    President

         Fredrick H. Kraus                    Executive Vice President and
                                              General Counsel

         Timothy A. Ebling                    Executive Vice President and Chief
                                              Financial Officer

         * Mr. Mitchell has resigned, effective upon the qualification of Mr. Salderelli by the NJSCC to serve as a Director.

         BUSINESS EXPERIENCE

         Carl C. Icahn has been Chairman of the Board of Directors and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Mr. Icahn has also been Chairman of the Board of American Property Investors, Inc. since November 15, 1990. He is also President and a Director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a Delaware corporation ("SHC") and Chairman of the Board and a Director of several of SHC's subsidiaries, including ACF Industries, Inc., a New Jersey corporation ("ACF"). Mr. Icahn has also been Chairman of the Board of Directors of ACF, a railroad freight and tank car leasing, sales and manufacturing company, since October 29, 1984 and a Director of ACF since June 29, 1984. Mr. Icahn was Chief Executive Officer and Member of the Office of the Chairman of Trans World Airlines, Inc. ("TWA") from November 8, 1988 to January 8, 1993; Chairman of the Board of Directors of TWA from January 3, 1986 to January 8, 1993 and Director of TWA from September 27, 1985 to January 8, 1993.

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


Mr.   Icahn  also  serves  as  a  director   of  Cadus   Pharmaceutical
Corporation, a public biotechnology company. In October 1998, Mr. Icahn was appointed Chairman of the Board of Stratosphere Corp. Mr. Icahn is also currently a Director of Holdings and, subject to qualification by the NJCCC, of GB Property Funding Corp. and Greate Bay Hotel and Casino, Inc.

         Martin L. Hirsch has served as a Vice President of American Property Investors, Inc. since 1991, focusing on investment, management and disposition of real estate properties and other assets. From January 1986 to January 1991, Mr. Hirsch was a Vice President of Integrated Resources, Inc. where he was involved in the acquisition of commercial real estate properties and asset management. In 1985 and 1986, Mr. Hirsch was a Vice President of Hall Financial Group where he was involved in acquiring and financing commercial and residential properties. In 1998, Mr. Hirsch was appointed to the Board of Directors of National Energy Group, Inc., an independent public energy company primarily engaged in the acquisition, exploitation, development, exploration and production of oil and natural gas. On March 23, 2000, Mr. Hirsch was elected to serve as Executive Vice President and Director of Acquisitions and Development of American Property Investors, Inc. Mr. Hirsch is also currently a Director of Holdings and, subject to qualification by the NJCCC, of Greate Bay Hotel and Casino, Inc., and GB Property Funding Corp.

         John  P.  Saldarelli  has  served  as  Vice  President,  Secretary  and
Treasurer of American Property Investors, Inc. since March 18, 1991. Mr. Saldarelli was also President of Bayswater Realty Brokerage Corp. from June 1987 until November 19, 1993 and Vice President of Bayswater Realty & Capital Corp. from September 1979 until April 15, 1993. In October 1998, Mr. Saldarelli was appointed to the Board of Directors of Stratosphere Corp. Mr. Saldarelli is also currently a nominee for the Board of Directors of Holdings, Greate Bay Hotel and Casino, Inc., and GB Property Funding Corp., and he will assume positions on those Boards upon temporary qualification by the New Jersey Casino Control Commission.

         Michael L. Ashner has served as President and Chief Executive Officer of Winthrop Financial Associates since January 1, 1994. Mr. Ashner was President of National Property Investors, Inc. from January 1, 1985 until December 31, 1993. Mr. Ashner is also currently a Director of Holdings and, subject to qualification by the NJCCC, of GB Property Funding Corp. and Greate Bay Hotel and Casino, Inc.

         Robert J.  Mitchell has served as Vice  President - Liaison  Officer of
Icahn & Co., Inc. since 1984. Mr. Mitchell has also served as Senior Vice President - Financing and Chief Financial Officer of ACF Industries, Inc. since January 1985. In December 1995, Mr. Mitchell was named to the Board of Directors of the National Energy Group, located in Dallas, Texas. Mr. Mitchell is also currently a Director of Holdings .

         Alfred Luciani is President and Chief Executive Officer of Holdings and Greate Bay Hotel and Casino, Inc. and joined the Sands in November, 1999. Mr. Luciani is also a director of Holdings. Prior to joining the Sands management team, Mr. Luciani served in the State of New Jersey Division of Criminal Justice from 1971 to 1979 as an Assistant and Deputy Attorney General, including as a member of the Governor's Staff Policy Group on Casino Gambling prior to passage of the New Jersey Casino Control Act. Mr. Luciani's casino employment includes serving as Vice President of Casino Operations of GNAC Corp. (Golden Nugget Atlantic City), as an executive with Golden Nugget, Inc., including positions as President of GNLV Corp. (Golden Nugget Las Vegas), Executive Vice President of GNAC Corp., and Vice President of Corporate Development for Golden Nugget, Inc., as Executive Vice President and Chief Operating Officer of Merv Griffin's Resorts Casino Hotel in Atlantic City, as President and Chief Executive Officer and Director of Development of the Mashantucket Pequot Gaming

Enterprise (Foxwoods), and as a self-employed consultant. Mr. Luciani is also admitted to the practice of law in New York and New Jersey.

         Timothy A. Ebling is Executive Vice President and Chief Financial Officer of Holdings, GB Property Funding Corp. and Greate Bay Hotel and Casino, Inc., and has been with the Sands since 1983, serving in the positions of Assistant Manager Financial Accounting, Hotel Controller, Casino Controller, Director Corporate Accounting and Vice President Finance. Prior to joining the Sands, Mr. Ebling was a Senior Auditor of Touche Ross & Co. from 1980 through 1983. Mr. Ebling is a Certified Public Accountant and a graduate of Ohio Northern University with a B.S. degree Cum Laude in Business Administration.

         Frederick H. Kraus,  is Executive Vice  President,  General Counsel and
Secretary of Holdings, GB Property Funding Corp. and Greate Bay Hotel and Casino, Inc., and has been with the Sands since 1984, serving in the positions of Assistant Corporate Counsel, Director Legal Affairs, and Vice President Corporate Counsel and secretary to the Sands. Prior to joining the Sands, Mr. Kraus was in private practice in Philadelphia, PA, and was a Law Clerk to the Hon. Paul Chalfin, Judge, Philadelphia Court of Common Pleas. Mr. Kraus is an attorney admitted to the practice of Law in Pennsylvania and New Jersey, a graduate of Montgomery County Community College with an A.S. degree Summa Cum Laude, a graduate of Temple University with a B.A. degree in Economics Summa Cum Laude, and a graduate of Temple University Law School with a J.D. degree Magna Cum Laude.

                  XIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN MANY RESPECTS, UNCERTAIN. DUE TO THE UNCERTAINTIES REGARDING POSSIBLE TAX CONSEQUENCES OF THE PLAN, ALL CREDITORS AND HOLDERS OF FIRST MORTGAGE NOTE CLAIMS, CLAIMS IN RESPECT OF CONTINGENT PAYMENT, OR CONTINGENT PAYMENT RIGHTS, AND INTERESTS IN THE CORPORATION OR ACBA ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE PLAN THAT ARE RELEVANT TO THEIR PARTICULAR CIRCUMSTANCES.

                         XIV. CONCLUSION; RECOMMENDATION

         Holdings believes that confirmation of the Sands Plan is desirable and in the best interests of all creditors. Holdings therefore urges you to vote to accept the Sands Plan.

Dated:  November 28, 2000

                                        GB HOLDINGS, INC.


                                        By:___________________________
                                                 Alfred J. Luciani
                                                 President


                                       38